UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
________________________________________________
SUNRUN INC.
(Name of Registrant as Specified In Its Charter)
________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY - SUBJECT TO COMPLETION
Dear Fellow Stockholders:
We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Sunrun Inc., a Delaware corporation, which will be held exclusively online via a live audio-only webcast on Thursday, June 1, 2023 at 8:30 a.m. Pacific Time. There will not be a physical meeting location, but the Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/RUN2023, where you will be able to attend the Annual Meeting via a live audio-only webcast. You will be able to vote your shares and submit questions during the Annual Meeting webcast by logging in to the website listed above using the 16-digit control number included in your proxy card. Online check-in will begin at 8:15 a.m. Pacific Time, and we encourage you to allow ample time for the online check-in procedures.
Over the past year, it has been a pleasure to speak with a great number of our stockholders about Sunrun’s opportunities as the nation’s leading solar, storage and home electrification company, and our laser focus on sustainable profitable growth. In that process, amongst other things, we received feedback regarding our governance structure, and we are incorporating that feedback into the proposals that are on the ballot at the Annual Meeting. Specifically, we are proposing to (a) amend our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and (b) eliminate certain supermajority voting requirements in our Amended and Restated Certificate of Incorporation. We will also vote on the election of our directors, conduct a non-binding advisory vote to approve the compensation of our named executive officers, and vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. Finally, we will transact such other business as may properly come before the meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card or voting instruction form (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.
We appreciate your investment and are thankful for the trust you have placed in us. Our unwavering focus is on crushing it on the fundamentals, and generating value for our stockholders and customers. The consumer-led revolution to a more resilient and affordable clean energy future is accelerating and Sunrun is proud to be at the epicenter of this seismic change in a way that benefits the planet and the customers we serve while also providing meaningful stockholder value. Your support is what will make our mission a reality. Thank you for your continued investment in Sunrun.
Mary Powell
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Dear Stockholders of Sunrun Inc.:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Sunrun Inc., a Delaware corporation, which will be held exclusively online via a live audio-only webcast on Thursday, June 1, 2023 at 8:30 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

Agenda

1	To elect the three nominees to serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified

2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023

3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement

4	To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors

5	To approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements

In addition to the matters described above, the agenda may also include such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/RUN2023, where you will be able to attend the Annual Meeting via a live audio-only webcast. You will be able to vote your shares and submit questions during the Annual Meeting webcast by logging in to the website listed above using the 16-digit control number included in your proxy card. Online check-in will begin at 8:15 a.m. Pacific Time, and we encourage you to allow ample time for the online check-in procedures.

Our Board of Directors has fixed the close of business on April 6, 2023 as the record date for the Annual Meeting. Only stockholders of record on April 6, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April __, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

By order of the Board of Directors,
Jeanna Steele
Chief Legal Officer and Chief People Officer
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PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 8:30 a.m. Pacific Time on Thursday, June 1, 2023

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors ("Board") for use at the 2023 annual meeting of stockholders of Sunrun Inc., a Delaware corporation (“Sunrun” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 1, 2023 at 8:30 a.m. Pacific Time, via a live audio-only webcast. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed or available to stockholders on or about April __, 2023 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?
You will be voting on the following proposals:
•the election of three Class II directors as named in this proxy statement to serve until our 2026 annual meeting of stockholders;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•the advisory approval of the compensation of our named executive officers (“Say-on-Pay”), as disclosed in the proxy statement;
•the amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors (the “Declassification Amendment”);
•the amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements (the “Majority Voting Standard”); and
•any other business as may properly come before the Annual Meeting.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
•“FOR” the election of Leslie Dach, Edward Fenster, and Mary Powell as Class II directors;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•“FOR” the advisory approval of the compensation of our named executive officers (“Say-on-Pay”), as disclosed in the proxy statement;
•“FOR” the Declassification Amendment; and
•“FOR” the Majority Voting Standard.

Who is entitled to vote?
Holders of our common stock as of the close of business on April 6, 2023, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.
Registered Stockholders. If on April 6, 2023, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person during the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on April 6, 2023, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. Please follow the instructions provided by your broker, bank or other nominee as to how to vote your shares. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”

What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the record date, there were _________ shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.

How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How many votes are needed to approve each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. As described in Proposal No. 2 above, an abstention will have the same effect as a vote “AGAINST” and broker non-votes will have no effect.
•Proposal No. 4: The approval of the Declassification Amendment requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the shares outstanding and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “AGAINST.”
•Proposal No. 5: The approval of the Majority Voting Standard requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the shares outstanding and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “AGAINST.”

How do I vote?
If you are a stockholder of record, there are four ways to vote:
•    By Internet: You may submit a proxy over the Internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you visit the website);
•    By Toll-free Telephone: You may submit a proxy by calling (800) 690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you call);
•    By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us no later than the day before the Annual Meeting; or
•    By Completing an Online Ballot at the Annual Meeting: You may attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/RUN2023 and complete an online ballot at the Annual Meeting. Please have your 16-digit control number previously provided to you in your proxy materials and the meeting password.
Even if you plan to attend the Annual Meeting virtually via the Internet, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares during the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Assistance and Additional Information
If you need assistance with submitting a proxy to vote your shares via the Internet, by telephone or by completing your Sunrun proxy card, or have questions regarding the virtual annual meeting, please contact MacKenzie Partners, the proxy solicitor for Sunrun, at (800) 322-2885 (toll-free for stockholders), (212) 929-5500 (collect for banks and brokers) or proxy@mackenziepartners.com.

Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting in any one of the following ways:

•    You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time the day before the Annual Meeting;
•    You may submit another properly completed proxy card by mail with a later date, which must be received by us no later than the day before the Annual Meeting;
•    You may send written notice that you are revoking your proxy to our Corporate Secretary at Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, which must be received by us no later than the day before the Annual Meeting; or
•    You may attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/RUN2023 and complete an online ballot at the Annual Meeting. Please have your 16-digit control number previously provided to you in your proxy materials and the meeting password. If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the virtual Annual Meeting?
Access to the virtual meeting will begin at 8:15 a.m. Pacific Time on Thursday, June 1, 2023.
Registered Stockholders. If on April 6, 2023, shares of Sunrun common stock were registered directly with your name with AST, our transfer agent, you can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RUN2023 and entering the 16-digit control number previously provided to you in your proxy materials.
Street Name Stockholders. If on April 6, 2023, shares of Sunrun common stock were held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RUN2023 and entering the 16-digit control number previously provided to you in your proxy materials. Street name stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
The virtual Annual Meeting website will be active fifteen minutes prior to the start of the meeting and stockholders are encouraged to log in to the meeting early. Only stockholders who have a 16-digit control number may attend the meeting and vote during the meeting. Stockholders experiencing technical difficulties accessing the meeting may call the support number which appears on the login page.

Why are you holding a virtual Annual Meeting?
We have adopted a virtual meeting format for our Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this is an important step both to enhance stockholder access and engagement and to reduce the environmental impact of our Annual Meeting.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Our Board has designated Mary Powell, Danny Abajian, and Jeanna Steele as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described under “How does the Board recommend I vote on these proposals?” above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example, banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine.” “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals Nos. 1, 3, 4 or 5 without your instructions, but may vote your shares on Proposal No. 2.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8‑K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the Annual Meeting, we will file a Form 8‑K to publish preliminary results and will provide the final results in an amendment to the Form 8‑K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, the proposal must be mailed to us and our Corporate Secretary must receive the written proposal at our principal executive offices not later than close of business (5:00 p.m. Pacific Time) on December __, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: Sunrun Inc., Attention: Corporate Secretary, 225 Bush Street, Suite 1400, San Francisco, CA 94104.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•    not earlier than February __, 2024; and
•    not later than the close of business on March __, 2024.
In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2024 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•    the 90th day prior to our 2024 annual meeting of stockholders; or
•    the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Sunrun will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of our bylaws and SEC regulations. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating, governance, and sustainability committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Universal Proxy
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than April 2, 2024.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at www.sunrun.com on the “Governance Documents” page under the “Investors – Corporate Governance” section. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Our business affairs are managed under the direction of our Board of Directors ("Board"), which is currently composed of nine members. Six of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Proposal 4 in this Proxy Statement is a proposal and recommendation of our Board to adopt a certificate of amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to phase out the classification of our Board over a three-year period such that, if approved, beginning at the election of directors at the 2026 annual meeting of stockholders, all directors would be annually elected for a one-year terms (the “Declassification Amendment”). The affirmative vote of holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the shares outstanding and entitled to vote will be required to approve the Declassification Amendment. If the Declassification Amendment is not approved by our stockholders, our Board will remain classified.
The following table sets forth the names, ages as of April 6, 2023, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), each new director nominee, and for each of the continuing members of our Board.

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Leslie Dach(1)(3)	II	68	Director	2016	2023	2026
Edward Fenster	II	46	Co-Executive Chair and Director	2007	2023	2026
Mary Powell	II	62	Chief Executive Officer and Director	2018	2023	2026

Continuing Directors
Katherine August-deWilde(1)(2)	III	75	Director	2016	2024	—
Sonita Lontoh(2)(3)	III	47	Director	2021	2024	—
Gerald Risk(3)(4)	III	54	Director	2014	2024	—
Lynn Jurich	I	43	Co-Executive Chair and Director	2007	2025	—
Alan Ferber(1)(2)	I	55	Director	2018	2025	—
Manjula Talreja(3)	I	64	Director	2022	2025	—
______________________
(1)    Member of our nominating, governance, and sustainability committee
(2)    Member of our compensation committee
(3)    Member of our audit committee
(4)    Lead Independent Director

Nominees for Director

Mr. Dach has served as a member of our Board since May 2016. Mr. Dach brings more than 25 years of experience running major business and strategic initiatives across the public, private and civil sectors, including leading corporate affairs and sustainability at Walmart Stores Inc. from 2006 to 2013. Mr. Dach served as senior counselor to the Secretary of the U.S. Department of Health & Human Services from 2014 to 2016. Prior to that, Mr. Dach served as executive vice president of corporate affairs for Walmart and was a member of the company’s executive council and executive finance committee. Mr. Dach has served on numerous boards including the Environmental Defense Fund, World Resources Institute, United Negro College Fund, the Yale University Council and the National Audubon Society. He previously served on our Board from June 2013 to July 2014. Mr. Dach holds a B.S. in Biology from Yale University and an M.P.A. from Harvard University.

Mr. Dach was selected to serve on our Board because of his extensive business experience in both the public and private sector and his prior experience with the Company.

Leslie Dach
Director

Mr. Fenster, Co-Executive Chair of Sunrun, is one of our co-founders and has served as a member of our Board since the company’s inception. Mr. Fenster was appointed Executive Chairman in March 2014 and previously served as our Chief Executive Officer from June 2008 to October 2012, and as our Co-Chief Executive Officer from October 2012 to March 2014. From May 2003 to June 2005, Mr. Fenster served as Director of Corporate Development at Asurion, LLC, provider of device insurance, warranty and support services for cell phones, consumer electronics and home appliances. From July 1999 to May 2003, Mr. Fenster worked at The Blackstone Group, a private equity firm. Mr. Fenster holds a B.A. in economics from Johns Hopkins University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Fenster was selected to serve on our Board because of the perspective and extensive experience he brings as one of our co-founders and as one of our largest stockholders.

Edward Fenster
Co-Executive Chair & Director

Ms. Powell has served as our Chief Executive Officer since August 2021 and as a member of our Board since 2018. From 2008 to 2019, Ms. Powell served as the president and chief executive officer of Green Mountain Power Corporation ("GMP"), an electric services company that serves 75 percent of the State of Vermont’s residential and business customers. At GMP, Ms. Powell successfully executed strategies to drive increased customer satisfaction and growth, delivered on an ambitious energy vision to provide low-carbon, low-cost and highly reliable power to Vermonters, and positioned the company as a leading energy transformation business. Ms. Powell's previous roles at GMP include serving as senior vice president and chief operations officer from 2001 to 2008, and as senior vice president of Customer and Organizational Development from 1999 to 2001. Ms. Powell is nationally recognized for her work disrupting the energy sector and has received numerous industry awards, including being named Utility Dive’s 2019 Executive of the Year and one of Fast Company’s 100 Most Creative People in Business in 2016. Prior to joining GMP in 1998, Ms. Powell held executive roles within the banking industry, and served in state government. Ms. Powell currently serves on the board of directors of CGI Inc., a global IT and business consulting services firm, and Energir, the largest gas distributor in Québec and Vermont. From 2019 to 2021, served on the board of Hawaiian Electric Industries Inc., the largest utility in Hawaii. She has also served on the boards of a number of other privately held companies and nonprofits. Ms. Powell also recently chaired the board of Climate Change Crisis Real Impact | Acquisition Corporation, a former special-purpose acquisition corporation that combined with EVgo Services and enabled the fast charging network for electric vehicles to become a publicly listed company. Ms. Powell holds an Associate’s degree from Keene State College.

Ms. Powell was selected to serve on our Board because of her extensive experience and deep knowledge of the energy and utility industry.

Mary Powell
CEO & Director

Continuing Directors

Ms. August-deWilde has served as a member of our Board since January 2016. Ms. August-deWilde is currently the Vice Chair of First Republic Bank, a position she has held since the beginning of 2016, and has served on the board of directors since 1988. First Republic Bank offers private personal banking, private business banking, and private wealth management services. Ms. August-deWilde has held several executive leadership roles at the company, including COO from 1993 to 2014, and President from 2007 to 2015. Previously, Ms. August-deWilde was Senior Vice President and Chief Financial Officer at PMI Group. Ms. August-deWilde currently serves on the board of directors of Eventbrite Inc., a self-service ticketing and registration company, as well as a number of privately held companies. She holds a B.A. from Goucher College and an M.B.A. from Stanford Graduate School of Business.

Ms. August-deWilde was selected to serve on our Board because of her extensive executive and risk management experience, as well as her experience in the consumer-facing financial industry.

Katherine August-deWilde
Director

Sonita Lontoh has served as a member of our Board since June 2021. From April 2018 to February 2022, Ms. Lontoh served as the Global Head of Marketing (CMO) of the Personalization, 3D Printing and Digital Manufacturing business of HP Inc., a global provider of technology solutions. Ms. Lontoh previously served as Vice President of Strategic Marketing, Digital Grid NA, at Siemens AG, a global leader in automation and digitalization solutions, from February 2016 to April 2018. Prior, Ms. Lontoh served as the Director of Marketing of Trilliant, a global provider of IoT solutions, from February 2011 to February 2016. Earlier in her career, Ms. Lontoh served at PG&E, one of the largest energy utilities in the United States. Ms. Lontoh currently serves on the board of directors of TrueBlue, Inc., a publicly-listed workforce solutions company, and on the board of advisors of the Jacobs Institute for Design Innovation at the University of California, Berkeley. Ms. Lontoh is National Association of Corporate Directors (NACD)-Directorship Certified, Digital Directors Networks’ Cybersecurity-Certified, and has completed the NACD Climate Governance and the Stanford Directors’ College certifications. Ms. Lontoh earned a B.S. degree in Industrial Engineering and Operations Research from the University of California, Berkeley, an M.Eng. in Supply Chain & Logistics from the Massachusetts Institute of Technology (MIT), and an M.B.A. with a focus on strategy and marketing from Northwestern University’s Kellogg School of Management.

Ms. Lontoh was selected to serve on our Board because of her extensive experience and knowledge of the energy industry, digital transformations, marketing, and customer experiences.

Sonita Lontoh
Director

Mr. Risk has served as a member of our Board since February 2014. Since March 2013, Mr. Risk has served as Vice Chairman at Asurion, LLC, a provider of device insurance, warranty and support services for cell phones, consumer electronics and home appliances. He previously served in other leadership roles at Asurion, including as its President from May 2009 to March 2013 and its Chief Financial Officer from February 1999 to May 2009, where his responsibilities included oversight of risk management. Mr. Risk currently spends his time as an educator and investor. He is a partner at TTCER Partners, an investment firm. Mr. Risk is also a Lecturer at the Stanford Graduate School of Business and serves on the board of directors of a number of privately held companies. Mr. Risk holds a Bachelor of Commerce from Queen’s University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Risk was selected to serve on our Board because of his extensive executive and risk management experience, as well as his experience as an operator and investor building emerging growth businesses.

Gerald Risk
Director

Ms. Jurich, Co-Executive Chair of Sunrun, is one of our co-founders and has served as a member of our Board since the company’s inception. Before transitioning to her current role of Co-Executive Chair in August 2021, Ms. Jurich served as Sunrun’s Chief Executive Officer for seven years. Ms. Jurich served as our Co-Chief Executive Officer from October 2012 to March 2014, our President from January 2009 to October 2012, and our Executive Vice President of Sales and Marketing from 2007 to January 2009. From July 2002 to July 2005, Ms. Jurich served as an associate at Summit Partners, a private equity firm. Ms. Jurich serves on the board of directors of privately held Generate Capital, Inc. and the advisory board of Stanford Graduate School of Business. She is also a lecturer at Stanford Graduate School of Business. Ms. Jurich holds a B.S. in Science, Technology, and Society from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Jurich was selected to serve on our Board because of the perspective and extensive experience she brings as one of our co-founders and as one of our largest stockholders.

Lynn Jurich
Co-Executive Chair & Director

Mr. Ferber has served as a member of our Board since February 2018. He served as the Chief Executive Officer of Jackson Hewitt Tax Services, a provider of tax preparation services, from January 2017 until July 2020 and continues to serve as a member of its board of directors. Prior to joining Jackson Hewitt, Mr. Ferber was President-Residential at ADT, the largest home security company, from 2013 until 2016. He also previously held the role of Senior Vice President and Chief Customer Officer for ADT. His other experience includes holding several executive leadership positions at US Cellular, a telecommunications company, from 2001 until 2012 including serving as Executive Vice President and Chief Operating Officer, Chief Strategy and Brand Officer. Mr. Ferber received a B.A. in economics from the University of Michigan, and an M.B.A. with a concentration in finance and marketing from Northwestern University’s Kellogg Graduate School of Management.

Mr. Ferber was selected to serve on our Board because of his extensive experience and knowledge of consumer-facing industries.

Alan Ferber
Director

Ms. Talreja has served as a member of our Board since January 2022. Ms. Talreja is currently the Senior Vice President and Chief Customer Officer of PagerDuty, Inc., a cloud computing company specializing in a SaaS (Software-as-a-service) incident response platform. From March 2016 until June 2020, Ms. Talreja served as Senior Vice President of the Customer Success Group at Salesforce.com, Inc., a customer relationship management SaaS platform company. Ms. Talreja served in several senior leadership roles from 1993 to 2015 at Cisco Systems, Inc., a networking, cloud, and security solutions provider, including Vice President, Sales-Cisco Partnerships, and Vice President of Cisco Consulting Services. Ms. Talreja has been recognized as an industry leader, including being named one of the “2020 Top 50 Women in Technology” by the National Diversity Council. She holds a B.S. in Information Technology from Santa Clara University, and a B.S. in Economics from Delhi University, India.

Ms. Talreja was selected to serve on our Board because of her extensive customer experience and operations knowledge and business experience.

Manjula Talreja
Director

Executive Officers
The following table identifies certain information about our executive officers as of April 6, 2023. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Name(1)	Age	Position
Mary Powell	62	Chief Executive Officer and Director
Danny Abajian	38	Chief Financial Officer
Paul Dickson	37	Chief Revenue Officer
Jeanna Steele	48	Chief Legal Officer and Chief People Officer
______________________
(1)    See “Nominees for Director” above for biography of Ms. Powell. Mr. Fenster ceased to be an executive officer of the Company, pursuant to Item 501(f) of Regulation S-K under Securities Exchange Act of 1934, as amended (the “Exchange Act”), effective March 1, 2023.

Mr. Abajian has served as our Chief Financial Officer since May 2022. Prior to becoming our Chief Financial Officer, Mr. Abajian served in many leadership roles within our Project Finance organization, including Senior Vice President from April 2020 to June 2022, Vice President from February 2016 to April 2020, Senior Director from August 2013 to February 2016, and Director from July 2010 to August 2013. From July 2005 to July 2010, Mr. Abajian was an investment banker, having served as an associate at Barclays Capital and an analyst and associate at BNP Paribas. Mr. Abajian holds a B.S. in finance and international business from the New York University Stern School of Business.

Danny Abajian
Chief Financial Officer

Mr. Dickson has served as our Chief Revenue Officer since January 2022, prior to that, he served as Senior Vice President. Mr. Dickson served as Chief Revenue Officer at Vivint Solar, Inc. from September 2016 until he joined us in October 2020 via our acquisition of Vivint Solar, Inc. Prior to his role as Chief Revenue Officer he served as Vivint Solar, Inc.’s Senior Vice President of Operations from November 2013 to September 2016, and as Vivint Solar, Inc.’s Vice President of Finance and Capital Markets from May 2011 to November 2013. Prior to joining Vivint Solar, Inc.’s founding team, Mr. Dickson served as the Director of Smart Grid and Energy Management for Vivint, Inc. from December 2010 to May 2011. From May 2007 to December 2010, Mr. Dickson co-founded and served as the President and Chief Executive Officer of Meter Solutions Pros, LLC, an energy management and smart-grid business acquired by Vivint, Inc. Mr. Dickson holds a B.A. in communications from Brigham Young University.

Paul Dickson
Chief Revenue Officer

Ms. Steele has served as our Chief Legal Officer since May 2018 and our Chief People Officer since December 2021 where she oversees legal affairs, people strategy, operations and development, health & safety, and environmental, social, governance (ESG) matters. From March 2015 to May 2018, Ms. Steele served in various roles at our company, including Head of Litigation. Previously, Ms. Steele was an attorney at the law firm Wilson Sonsini Goodrich & Rosati. Ms. Steele serves on the board of directors of the Giffords Law Center to Prevent Gun Violence, and she is a former member of the California Pay Equity Task Force, the first of its kind in the nation. Ms. Steele holds a B.A. in English from McGill University and a J.D. from the University of San Francisco.

Jeanna Steele
Chief Legal Officer & Chief People Officer

Director Independence
Our common stock is listed on Nasdaq, and under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the Board. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating, governance, and sustainability committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s Board, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that directors Ms. August de-Wilde, Mr. Dach, Mr. Ferber, Ms. Lontoh, Mr. Risk, and Ms. Talreja, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Lead Independent Director
Our Corporate Governance Guidelines require that if we do not have an independent chairperson then we will appoint a lead independent director. Mr. Fenster and Ms. Jurich currently serve as Co-Executive Chairs and directors of the Company. Our Board believes that it can benefit from each of Mr. Fenster’s and Ms. Jurich’s years of experience as founders and executives of the Company. Mr. Fenster and Ms. Jurich each possess detailed in-depth knowledge of the issues, opportunities, and challenges facing the Company and the broader solar industry.
Our Board appointed Mr. Risk as the Lead Independent Director of our Board on June 7, 2019. Our Board believes that the current Board leadership structure, with a strong emphasis on Board independence, allows our management team to focus on our day-to-day business while allowing the Lead Independent Director to lead our Board in its fundamental role of providing independent advice to and oversight of management. In addition, as described below, our Board has three standing committees, each member of which is an independent director. Our Board delegates substantial responsibility to each committee of the Board, which reports their activities and actions back to the full Board. We believe that the independent committees of our Board are an important aspect of the leadership structure of our Board.

Board Meetings and Committees
During our fiscal year ended December 31, 2022, our Board held five meetings (including regularly scheduled and special meetings). During fiscal year 2022, each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we strongly encourage our directors to attend. All then-serving members of our Board attended our 2022 annual meeting of stockholders.
Our Board has established an audit committee, a compensation committee and a nominating, governance, and sustainability committee. The composition and responsibilities of each of the three committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Our audit committee currently consists of Messrs. Risk and Dach and Mses. Lontoh and Talreja, with Mr. Risk serving as the chair. Each member of our audit committee meets the requirements for independence and financial literacy for audit committee members under the Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that Mr. Risk is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Exchange Act. Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•evaluating the performance of our internal audit function;
•reviewing our policies on risk assessment and risk management pertaining to the financial, accounting, tax, cybersecurity and information technology matters of the Company;
•reviewing and discussing with management, and reporting to the full Board and assisting the Board in the oversight and assessment of risks relating to significant cybersecurity matters and concerns involving the Company, including information security, data privacy, backup of information systems, and related regulatory matters and compliance;

•reviewing and overseeing related party transactions and developing policies and procedures for the audit committee’s review, approval and/or ratification of such transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our audit committee is available on our website at www.sunrun.com on the “Governance Documents” page under the “Investors – Leadership & Governance” section. During our fiscal year ended December 31, 2022, our audit committee held five meetings.

Our compensation committee currently consists of Mses. August-deWilde and Lontoh and Mr. Ferber, with Ms. August-deWilde serving as the chair.
Each member of our compensation committee meets the requirements for independence for compensation committee members under the Nasdaq listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Our compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
•administering our equity compensation plans;
•reviewing, approving and making recommendations to our Board regarding incentive compensation and equity compensation plans;
•evaluating director compensation and making recommendations to our Board regarding the compensation of our directors; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our compensation committee is available on our website at www.sunrun.com on the “Governance Documents” page under the “Investors – Leadership & Governance” section. During our fiscal year ended December 31, 2022, our compensation committee held five meetings.

Our nominating, governance, and sustainability committee, formerly our nominating and corporate governance committee, consists of Ms. August-deWilde and Messrs. Ferber and Dach, with Mr. Dach serving as the chair.
Each member of our nominating, governance, and sustainability committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our nominating, governance, and sustainability committee is responsible for, among other things:
•identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluating the performance of our Board and of individual directors;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing developments in corporate governance practices;

•evaluating the adequacy of our corporate governance practices and reporting;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•reviewing our strategies, policies, and communications regarding environmental, social and governance (“ESG”) related matters and receive updates from the Company’s management committee responsible for significant ESG and sustainability activities.
Our nominating, governance, and sustainability committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter of our nominating, governance, and sustainability committee is available on our website at www.sunrun.com on the “Governance Documents” page under the “Investor Relations – Leadership & Governance” section. During our fiscal year ended December 31, 2022, our nominating, governance, and sustainability committee held three meetings.

Compensation Committee Interlocks and Insider Participation
During the last fiscal year, Mses. August-deWilde and Lontoh and Mr. Ferber served as members of our compensation committee. None of the members of our compensation committee was an officer or employee of our company at the time of his or her service on the compensation committee or prior to such service. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or compensation committee.

Our nominating, governance, and sustainability committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating, governance, and sustainability committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the other qualifications that our nominating, governance, and sustainability committee considers include, without limitation, issues of character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating, governance, and sustainability committee to perform all board of director and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating, governance, and sustainability committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our nominating, governance, and sustainability committee considers a broad range of backgrounds and experiences. The nominating, governance, and sustainability committee is committed to diversity on our Board and takes into account the personal characteristics, skills, expertise, and experience of current and prospective directors, such as ethnicity, gender, race, and membership in another underrepresented community, to ensure the representation of a variety and range of perspectives on our Board and encourage effective performance of its governance role and oversight of our the execution of our strategy. Our nominating, governance, and sustainability committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating, governance, and sustainability committee recommends to our full Board the director nominees for selection.

Diversity of the Board of Directors
We believe our Board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below table provides information related to the composition of our nine board members and nominees as of April 6, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Our Board from left to right: Alan Ferber, Manjula Talreja, Sonita Lontoh, Edward Fenster, Mary Powell, Lynn Jurich, Gerald Risk, Katherine August-deWilde, and Leslie Dach.

Skills, Attributes, and Experience of the Board of Directors
The skills, attributes, and experience matrix below summarizes some of the key qualifications, experiences, attributes, and skills that each of our members of the Board brings to the Board to enable effective oversight and performance. This matrix is intended to provide a summary of each of their qualifications and is not a complete list of each director's contributions or strengths to the Board. Additional details on the qualifications, experiences, attributes, and skills of each member of our Board are set forth in their biographies above.

Director Continuing Education
We provide our members of the Board with continuing education and presentations developed by both internal and external expert speakers. These opportunities are designed to enhance and expand on the key skills and experiences applicable to serving on public company boards of directors, educate them about the landscape, relevant issues, and ongoing developments relevant to our industry, and keep them apprised of evolving and dynamic topics relevant to their service on our Board, such as cyber- and information-security, governance trends, ESG trends, and updates to applicable regulations and policies. In addition, the Board and its committees engaged in deep-dive sessions and/or table-top exercises on various topics presented by management, our external advisors, and applicable third-party experts and consultants.

Evaluations of the Board of Directors
Our Board, the committees of our Board, and each individual director conducts an annual self-assessment of their performance. This process is overseen by the nominating, governance, and sustainability committee.
The self-evaluation process involves the following:
•Each director completes a written self-assessment consisting of individual performance questions as a member of the Board and the committees of our Board, and the Board as a whole, and provides feedback on such matters.
•The completed written self-assessments are reviewed by the chair of the nominating, governance, and sustainability committee.
•Upon completion of the nominating, governance, and sustainability committee chair's review of the written self-assessments, the chair meets with each director individually to discuss their self-assessment and other feedback, including but not limited to, the Board and its committees effectiveness and composition, organization of meetings, materials and communications, adequacy of internal and external support to the Board and its committees, and any other observations arising from the self-assessment process.

•The results of these self-evaluations and any related recommendations are summarized by the nominating, governance, and sustainability committee chair.
•The Board reviews and discusses the findings and recommendations resulting from the process.
•Valuable and meaningful feedback is generated as a result of the self-assessment process and it is thoughtfully considered and incorporated by the Company.

Stockholder Recommendations for Nominations to the Board of Directors
Our nominating, governance, and sustainability committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our Restated Certificate and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating, governance, and sustainability committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Chief Legal Officer or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board. Our nominating, governance, and sustainability committee has discretion to decide which individuals to recommend for nomination as directors.
The Board values our stockholders’ perspectives, and feedback from our stockholders has been important considerations for discussions with the Board and its committees throughout the year. In response to investor feedback during the past few years, we have made a number of enhancements to our governance and compensation practices and disclosures, including the introduction of performance equity and stock ownership guidelines, adoption of a clawback policy, and more robust ESG disclosures.
Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Corporate Secretary at Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February __, 2024 and no later than March __, 2024.

Communications with the Board of Directors
Interested parties wishing to communicate with our Board or with individual members of our Board may do so by writing to our Board or to the particular members of our Board, and mailing the correspondence to our Chief Legal Officer at Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104. Our Chief Legal Officer, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the chairs of our Board.

At Sunrun, sustainability is core to our business model and our corporate culture. We embed best practices for ESG performance throughout our organization and publish an annual Sunrun Impact Report, disclosing our performance using various widely accepted frameworks, including the Global Reporting Initiative (“GRI”) guidelines and in according with the Task Force on Climate-related Financial Disclosures ("TCFD") recommendations. ESG performance and reporting is overseen internally by our ESG Committee of senior management and at the Board level by our nominating, governance, and sustainability committee. Highlights of our ESG initiatives include the following:
•We recently completed an assessment of how ESG is best incorporated into our compensation structure. We have incorporated Customer Experience (measured through Net Promoter Score) as a factor in our annual cash bonus plan. We are customer-obsessed in all that we do and are committed to find optimal ways to serve our customers and their communities. Further, for our 2023 annual cash bonus plan we have added Safety as a second ESG factor, resulting in ESG metrics comprising 30% of our overall cash bonus metric weighting. We view Safety and Customer Experience as material and complementary factors to creating long-term sustainable value and incorporating them in our executive compensation structure as a method to further accelerate our progress in these areas.

ESG Metrics in 2023 Annual Cash Bonus Plan
20%
30%
70%
10%
Other
ESG Metrics
Customer Experience
Safety

•We are already a deeply carbon negative company, and we seek to help our customers and partners become carbon negative as well. In 2022, our Networked Solar Energy Capacity prevented GHG emissions totaling an estimated 3.2 million metric tons of carbon dioxide equivalents (“CO2e”). In 2022, we installed more than 990 megawatts of solar to nearly 137,000 Customers. These systems are expected to prevent the emission of over 21 million metric tons of CO2e over the next thirty years.1
1 Calculated using the Environmental Protection Agency’s AVERT tool using the most recent published tool from the EPA and the current-year avoided emission factor for distributed resources on a state by state basis. The environmental impact is estimated based on the system, regardless of whether or not Sunrun continues to own the system or any associated renewable energy credits.

•In 2018, Sunrun committed to develop a minimum of 100 megawatts of solar on affordable multi-family housing, where 80% of tenants fall below 60% of the area median income, by 2030. This commitment will directly benefit at least 50,000 households, and we intend to expand these programs in other states.
•Sunrun works with vendors that share our commitment to creating a better, greener, and kinder planet. That is why we included policies on environmental protection and sustainability as well as responsible mineral sourcing in our Vendor Code of Conduct, which was adopted in 2019.
•We were the first national solar company to achieve 100% gender pay parity in 2018. We continue our commitment to lead the industry on pay equity by upholding the California Equal Pay Pledge and The White House Equal Pay Pledge, as well as providing a wage of at least $15 per hour to all employees. Further, we established a Human Rights policy, building on our commitment to fair and equitable treatment.
•We received a perfect score of 100 on the Human Rights Campaign Foundation’s 2022 Corporate Equality Index (CEI), the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality. In 2022 we also received the following recognition by Comparably: Best Company for Career Growth, Best CEOs for Diversity, Best CEOs for Women, and Best HR and Sales Teams.
•We strive to create an open and inclusive culture where everyone’s unique backgrounds, thoughts, experiences and abilities are welcomed, valued, respected and celebrated. As of December 31, 2022, women comprised 56% of our Board and 50% of our executive management team. Our organizational leadership included approximately 28% women, and approximately 20% of all Sunrun employees are women.
•At Sunrun, we start with safety, and we prioritize the safety, health, and welfare of our team members as part of our people-centric culture. Our safety strategy is comprised of four pillars: visible leadership, technical qualification and knowledge, operational discipline, and formal safety communications. Some of the initiatives we have implemented to reinforce our safety culture of excellence include an expanded fall protection policy; the institution of a zero-tolerance policy for life-threatening violations; a required recurring competent persons and human factors training; onsite safety visits from the executive management team to each front-line manager; the adoption of a formal rewards and recognition program; and the incorporation of proactive safety targets within bonus structures.
•Our seven Employee Resource Groups ("ERGs") have grown to a membership of over 1,605 employees in the aggregate as of December 31, 2022. These ERGs promote connection and communication among our employees, assist in the development and facilitation of programming that supports personal and professional development while also supporting the company’s objectives. In 2022, we introduced Employee Engagement Networks, such as, a military support network and mental health network, which are open to all employees aligned by a common passion or set of interests.
•We are dedicated to providing training, education, and development to all of our employees. We offer cross-functional training, beginning with new-hire orientation and covering all levels up to advanced leadership training for senior managers. Sunrun has continued to invest in our employees through our partnership with Guild Education with approximately 500 employees currently enrolled in an electrical licensure pathway program and approximately 135 employees who have already completed professional certifications in a variety of disciplines. Since the launch of the Guild program, over 160 employees have been promoted to a new role after enrolling in a short form or foundational program.
•We developed our Empowered Corporate Giving Program to facilitate our corporate giving program and an employee match program for charitable donations. Through the program launched in early 2023, we facilitate corporate donations and match employee donations dollar-for-dollar up to $300 for personal donations to nonprofit organizations or credit employees for time spent volunteering.
•As described further below, in response to feedback from our stockholders, we are proposing multiple changes to our governance structure, including the declassification of our Board and eliminating certain supermajority voting thresholds in our Amended and Restated Certificate of Incorporation.
To learn more about our ESG efforts, please see our annual Sunrun Impact Report at investors.sunrun.com, which we expect to update on or around the date of this proxy statement. The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

We have a history of actively engaging with our stockholders, and we approach stockholder engagement as an integrated, year-round process that includes proactive outreach as well as responsiveness to stockholder concerns or feedback. In addition to our annual meeting of stockholders each year, we regularly provide stockholders with opportunities to deliver feedback on our corporate governance, compensation and ESG practices.
Stockholder engagement is led by our Investor Relations team, including targeted outreach to stockholders and prospective stockholders along with facilitating open lines of communication for inquiries. Our Investor Relations team regularly meets with investors and prospective investors. Meetings can include participation by our Co-Executive Chairs, Chief Executive Officer, Chief Financial Officer, Senior Vice President of Investor Relations, Chief Legal Officer and Chief People Officer or other business leaders, and are often focused on company performance and company strategy. These executives also engage with stockholders throughout the year regarding our corporate governance, compensation and ESG practices. We routinely communicate topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.
In 2022, our Investor Relations department and/or members of our executive and management teams, engaged in discussions with 70% of our top 50 stockholders, representing 64% of our total shares outstanding. In 2022, our Investor Relations team offered meetings to all of our top 40 stockholders ahead of the annual meeting and a significant number of these investors availed themselves of the opportunity to provide feedback and discuss topics relating to company performance, compensation, ESG matters, stockholder proposals and other items pertinent to their investment in Sunrun and the forthcoming annual meeting and stockholder vote.
Our Senior Vice President of Investor Relations and other members of our executive team also regularly met with and helped facilitate the equity research coverage with more than 60 individuals at 24 brokerage firms that regularly publish equity research on Sunrun and the industry. We believe that being accessible to help facilitate coverage by independent equity research groups, including the 24 brokerage firms covering Sunrun, is helpful to both the stockholders we regularly meet with and potential stockholders, or stockholders we might not be able to facilitate direct conversations with given time and logistical constraints. In total during 2022, we participated in over 20 investor events organized by these brokerage firms, in addition to arranging meetings and facilitating conversations with investors outside of these events.
During 2022, our Senior Vice President of Investor Relations and other members of our executive team engaged with over 580 investors and over 300 investment firms in over 1,360 interactions at over 570 meetings, facilitating robust discussion and a venue to provide feedback to the company on various topics, including:
•company performance;
•policy and regulatory developments, including the impacts of the Inflation Reduction Act and changes to net energy metering programs in California;
•response to higher interest rates;
•corporate governance matters, including our classified board and supermajority voting in our restated charter;
•executive and director compensation, including the results of the annual advisory “say-on-pay” vote;
•the voting results for director elections, including results where any director received less than a substantial majority of the votes cast;
•ESG and sustainability matters;
•human capital management, including employee engagement, diversity and inclusion and pay equity; and
•stockholder proposals.

The Board values our stockholders’ perspectives, and feedback from our stockholders has been important considerations for discussions with the Board and its committees throughout the year.

In response to investor feedback during the past few years, we have made a number of enhancements to our governance and compensation practices and disclosures, including:

The introduction of performance equity and executive and Board stock ownership guidelines

Adoption of a clawback policy

More robust ESG and cybersecurity disclosures

The inclusion of a proposal to declassify our Board

A proposal to amend our Restated Certificate to eliminate its supermajority voting requirement and adopt a Majority Voting Standard

The incorporation of an ESG-related metric into our short-term incentive compensation plan

The integration of total shareholder return in future performance-based compensation for our executives
In response to a stockholder proposal we received in 2022, we made available on the Corporate Governance portion of our website at www.sunrun.com on the “Governance Documents” page under the “Investor Relations – Leadership & Governance” section a report on our use of concealment clauses in the context of harassment, discrimination, and other unlawful acts.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at www.sunrun.com on the “Governance Documents” page under the “Investor Relations – Leadership & Governance” section. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. At a minimum, our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss our quarterly enterprise risk assessment, key strategy and risks facing the company, as well as at such other times as they deem appropriate.

While our Board is ultimately responsible for risk oversight, our board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting, liquidity risk, and cyber security risks. Our nominating, governance, and sustainability committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, corporate governance, and ESG-related risks. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board reviews strategic and operational risks in the context of reports from the management team, receives reports on significant committee activities, and evaluates the risks inherent in significant transactions.
Data Security Governance
We developed an approach for managing data security at Sunrun that involves individuals throughout all levels of the Company, including our Board, executive leadership, management, and employees. Our data security program and practices include the following to promote the security of information and strengthen our cybersecurity protective measures:
•Frequent Board and audit committee updates. On at least a quarterly basis, management provides regular updates to our audit committee and at least biannually to the Board on these topics and the Company's performance on the initiatives and objectives of the data security program. For example, leadership from our data security program provides a ransomware readiness and cybersecurity program review by rating the performance through the use of a scorecard to assist the audit committee in its oversight of these topics.
•Protecting our people, systems, and processes. We use a combination of industry-leading tools and in-house technologies to protect information of the Company, our team members, and those with whom we do business, operate a proactive threat intelligence program to identify and assess risk, and through continuous monitoring, investigate and respond to threats and potential threats. We also conduct ongoing tests and protocols across the Company that provide opportunities for our team members to recognize and report seemingly suspicious activity, and for our data security team to practice responding to such activities. For example, our Internal Audit team conducts a series of internal audit tests and provides assurance to our management team and Board on the status of our data security and corresponding governance practices.
•Third-party risk management. Members of our data security team work diligently to understand evolving threats and industry trends, and in conjunction with our team members who work with our suppliers, partners, vendors, and other service providers, to monitor and assess risks with these external parties.
•Use of third parties data security subject matter experts. In addition to our in-house capabilities we engage with leading security and technology service providers and experts to assess our program and test our technical capabilities.
•Training and awareness of Sunrun team members. As part of our data security governance structure, we adopted an Information Security & Compliance Policy which requires employees to complete mandatory security awareness training annually and throughout the year based upon changing threats and risks to the business. Our data security training aims to educate our team members on how to understand the behaviors and technical requirements necessary to protect information. We also invest in building and developing data security talent and expertise among members of our technology team.
•The data security team aligns with the National Institute of Standards and Technology ("NIST") Cybersecurity Framework to perform ongoing risk assessments of systems, services, assets and applications in use throughout the Company. This process looks specifically at threat modeling scenarios, both for internal as well as external threat actors, and assigns a risk rating based upon a combination of any inherent vulnerabilities and the anticipated impacts to the business should an exploit of that vulnerability be successful. This also factors in primary and secondary impacts to provide an understanding of estimated losses the business may incur relative to the assessed severity of discovered vulnerabilities and the associated criticality of business impact. Risks are reviewed regularly to ensure that appropriate risk treatment plans are established to remediate or reduce the impact of risk in accordance with enterprise wide business objectives.

Below is an outline of our data security governance program structure and controls.

Director Compensation
Cash Compensation
We have a non-employee director pay policy pursuant to which our unaffiliated, non-employee directors are eligible to receive equity awards and annual cash compensation for service on our Board and committees of our Board.
Our non-employee directors receive the following cash compensation for their services under our amended and restated non-employee director pay policy:
•$60,000 per year for service as a Board member;
•$25,000 per year for service as the lead independent director;
•$25,000 per year for service as chair of the audit committee;
•$17,000 per year for service as chair of the compensation committee;
•$17,000 per year for service as chair of the nominating, governance, and sustainability committee;
•$12,500 per year for service as a non-chairperson member of the audit committee;
•$9,000 per year for service as a non-chairperson member of the compensation committee; and
•$9,000 per year for services as a non-chairperson member of the nominating, governance, and sustainability committee.
All cash payments to non-employee directors are paid quarterly and newly hired directors receive a pro-rata cash fee. In addition, in the event that the Board or an applicable Board committee holds more than six meetings in a given calendar year, each eligible non‐employee director receives a per meeting fee of $1,000 for each subsequent meeting. However, no meeting fees are paid for the first six meetings of the year and the number of Board and committee meetings are not aggregated.
Equity Compensation
Under our non-employee director pay policy, each non-employee director who is serving on January 1st of an applicable fiscal year will receive an annual restricted stock unit (“RSU”) award on such date, or the next trading day if January 1st is not a trading date, with the number of shares subject to the RSU award determined based on a specified dollar value and the closing trading price of our stock on the date of grant. Newly appointed or elected non-employee directors receive on the date of their initial appointment or election a prorated RSU grant their first year of service, with the number of shares subject to the RSU award determined in proportion to the length of active service expected to be provided by such non-employee director during his or her first fiscal year of service. These RSU awards vest 100% on January 1st the year following the date of grant, subject to the non-employee directors’ continued service on our Board through the vesting date. Our amended and restated non-employee director pay policy was amended to enable us to maintain alignment of our director equity compensation with our peer group as stock prices fluctuate. Under the amended policy, our non-employee directors were each granted an annual RSU award having a value of $170,000 (or the applicable prorated value), as determined on the applicable date of grant.

Stock Ownership Guidelines for Non-Employee Directors
Our Board adopted stock ownership guidelines for Non-Employee Directors ("SOGs for Non-Employee Directors") in 2021 to further align their interests with the interests of the Company’s stockholders. Under the SOGs for Non-Employee Directors, our directors are expected to accumulate and hold a minimum number of shares of the Company’s common stock. Our SOGs for Non-Employee Directors provide that each non-employee director is expected to accumulate and hold an amount of qualifying Sunrun equity securities equal to the lesser of the value of five times the annual cash retainer for Non-Employee Directors or a fixed number of shares having a value equal to five times his or her annual retainer on the date of adoption of the guidelines (July 29, 2021).
As of the end of 2022, all of our non-employee directors were in compliance with our SOGs for Non-Employee Directors.
Director Compensation for Fiscal Year 2022
The following table sets forth a summary of the compensation received by our non-employee directors during our fiscal year ended December 31, 2022:

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Katherine August-deWilde(3)	95,500	147,626	243,126
Leslie Dach(3)	96,000	147,626	243,626
Alan Ferber(3)	87,000	147,626	234,626
Sonita Lontoh(3)	81,500	147,626	229,126
Gerald Risk(3)	116,000	147,626	263,626
Manjula Talreja(3)	68,433	147,626	216,059
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(1)    During our fiscal year ended December 31, 2022, Ms. Jurich, Mr. Fenster, and Ms. Powell were employees of the Company and did not receive additional compensation for their service as directors while they were employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Mses. Jurich and Powell, and Mr. Fenster.
(2)    The amounts reported in this column represent the grant date fair value of the stock awards granted to the non-employee directors during 2022 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation "ASC 718". The assumptions used in calculating the grant date fair value of the stock awards reported are set forth in Note 2 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. The number of RSUs granted is determined based on the closing price of our common stock during the thirty days prior to the date of grant. Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the stock awards.
(3)    Equity incentive awards outstanding as of December 31, 2022 for each non-employee director were as follows: (i) Ms. August-deWilde held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023, (ii) Mr. Dach held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023, (iii) Mr. Ferber held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023, (iv) Ms. Lontoh held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023, (v) Mr. Risk held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023 and 120,000 vested stock options, and (vi) Ms. Talreja held 4,162 shares issuable pursuant to RSUs which 100% vested on January 1, 2023.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during 2022 for:
•Mary Powell, our Chief Executive Officer and Director;
•Danny Abajian, our Chief Financial Officer(1);
•Paul Dickson, our Chief Revenue Officer;
•Edward Fenster, our Co-Executive Chair and Director(2);
•Jeanna Steele, our Chief Legal Officer and Chief People Officer; and
•Tom vonReichbauer, formerly our Chief Financial Officer(3).
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our named executive officers or NEOs. The material terms of the compensation provided to our NEOs for 2022 is described in this section and is intended to supplement the disclosures in the Fiscal 2022 Summary Compensation Table and other tables that follow this section. This section also discusses our executive compensation philosophy, objectives, and design; how and why the compensation committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during 2022; the role Meridian Compensation Partners, LLC (“Meridian”), the compensation committee’s independent compensation consultant for executive compensation decisions for 2022; and the peer companies and other criteria used in evaluating and setting executive officer compensation.
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(1)    Mr. Abajian commenced service as Chief Financial Officer and an executive officer of the Company on May 30, 2022.
(2)    Mr. Fenster ceased to be an executive officer of the Company, pursuant to the Item 501(f) of Regulation S-K under the Exchange Act, effective March 1, 2023.
(3)    Mr. vonReichbauer ceased to serve as Chief Financial Officer and an executive officer of the Company as of May 30, 2022.

Executive Summary — 2022 Financial and Business Highlights
Sunrun’s mission is to create a planet run by the sun and build an affordable energy system that combats climate change and provides energy access for all. In 2007, we pioneered the residential solar service model, creating a low-cost solution for homeowners seeking to lower their energy bills. Since our founding, we have significantly expanded our operations and we now have over 800,000 Customers.
By removing the high initial cost and complexity that used to define the residential solar industry, we have fostered the industry’s rapid growth and exposed an enormous market opportunity. Our relentless drive to increase the accessibility of solar energy is fueled by our enduring vision: to create a planet run by the sun. Our core solar service offerings are provided through our lease and power purchase agreements which we refer to as our “Customer Agreements” and which provide customers with simple, predictable pricing for solar energy that is insulated from rising retail electricity prices. While customers have the option to purchase a solar energy system outright from us, most of our customers choose to buy solar as a service from us through our Customer Agreements and enjoy the flexibility and savings that come from purchasing solar energy without the significant upfront investment of purchasing a solar energy system. With our solar service offerings, we install solar energy systems on our customers’ homes and provide them the solar power produced by those systems for a typically 20- or 25-year initial term. In addition, we monitor, maintain and insure the system at no additional cost to our customers during the term of the contract. In exchange, we typically receive 20 or 25 years of predictable cash flows from high credit quality customers and qualify for tax and other benefits. We are continuing to develop valuable customer relationships that can extend beyond the initial service term and provide us an opportunity to offer additional services in the future.

In 2022, we achieved the following key
financial and operational results:

We ended the year with more than 797,000 Customers, 21% year-over-year growth.	We have increased our Solar Energy Capacity Installed from 792 megawatts in 2021 to 991 megawatts in 2022, 25% year-over-year growth.	Our Gross Earning Assets as of December 31, 2022 were $12.4 billion, reflecting an increase of $2.8 billion from the prior year.

Our Net Earning Assets as of December 31, 2022 were $5.6 billion, reflecting an increase of $949 million from last year.	Sunrun has now installed more than 53,000 solar and storage systems nationwide, which offer homeowners the ability to power through outages with clean and reliable home energy. In 2022, our Networked Solar Energy Capacity prevented GHG emissions totaling an estimated 3.2 million metric tons of CO2e. In 2022, we installed 991 megawatts of solar to nearly 137,000 Customers. These systems are expected to prevent the emission of over 21 million metric tons of CO2e over the next 30 years.

Definitions:
•Solar Energy Capacity Installed represents the aggregate megawatt production capacity of our solar energy systems that were recognized as Deployments in the period..
◦Deployments represent solar energy systems, whether sold directly to customers or subject to executed Customer Agreements (i) for which we have confirmation that the systems are installed on the roof, subject to final inspection, (ii) in the case of certain system installations by our partners, for which we have accrued at least 80% of the expected project cost (inclusive of acquisitions of installed systems), or (iii) for multi-family and any other systems that have reached our internal milestone signaling construction can commence following design completion, measured on the percentage of the system that has been completed based on expected system cost.

•Networked Solar Energy Capacity represents the aggregate megawatt production capacity of our solar energy systems that have been recognized as Deployments, from the Company’s inception through the measurement date.
•Gross Earning Assets is calculated as Gross Earning Assets Contracted Period plus Gross Earning Assets Renewal Period.
◦Gross Earning Assets Contracted Period represents the present value of the remaining net cash flows (discounted at 5%) during the initial term of our Customer Agreements as of the measurement date. It is calculated as the present value of cash flows (discounted at 5%) that we would receive from Subscribers in future periods as set forth in Customer Agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to project equity investors. We include cash flows we expect to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.
◦Gross Earning Assets Renewal Period is the forecasted net present value we would receive upon or following the expiration of the initial Customer Agreement term but before the 30th anniversary of the system’s activation (either in the form of cash payments during any applicable renewal period or a system purchase at the end of the initial term), for Subscribers as of the measurement date. We calculate the Gross Earning Assets Renewal Period amount at the expiration of the initial contract term assuming either a system purchase or a renewal, forecasting only a 30-year customer relationship (although the customer may renew for additional years, or purchase the system), at a contract rate equal to 90% of the customer’s contractual rate in effect at the end of the initial contract term. After the initial contract term, our Customer Agreements typically automatically renew on an annual basis and the rate is initially set at up to a 10% discount to then-prevailing utility power prices.
◦Subscribers represent the cumulative number of Customer Agreements for systems that have been recognized as Deployments through the measurement date.
•Net Earning Assets represents Gross Earning Assets, plus total cash, less adjusted debt and less pass-through financing obligations, as of the same measurement date. Debt is adjusted to exclude a pro-rata share of non-recourse debt associated with funds with project equity structures along with debt associated with the company’s ITC safe harboring facility. Because estimated cash distributions to our project equity partners are deducted from Gross Earning Assets, a proportional share of the corresponding project level non-recourse debt is deducted from Net Earning Assets, as such debt would be serviced from cash flows already excluded from Gross Earning Assets.
•Customers represent the cumulative number of Deployments, from the company’s inception through the measurement date.
•Customer Agreements refer to, collectively, solar power purchase agreements and solar leases.

Executive Compensation Philosophy and Objectives
We operate in a highly competitive and rapidly evolving market, and we compete for talent with companies in our industry as well as adjacent industries. Due, in part, to the diverse nature of our executives’ responsibilities, the market for skilled personnel is very competitive, and we recruit heavily across a broad array of industries that include but are not limited to: residential solar, retail sales, consumer technology, business-to-business technology, consumer finance, investment banking, residential construction, and providers of renewable energy from alternative sources. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented executives. Our compensation philosophy is intended to attract and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our other strategic goals and thereby create long-term value for our stockholders.
In 2022, our compensation committee reviewed and assessed our compensation philosophy, which is intended to promote Sunrun’s core values. Following this review, they agreed that base salary, target bonus opportunities, and annual long-term incentive grant values would continue to reference a competitive range of the 50th percentile of our established peer group. The Company does not use a formulaic approach to establish executive pay levels and instead references various factors and inputs, as further discussed below in the “Compensation Setting Process” section. In order to further motivate our NEOs to achieve certain performance and operational goals, our compensation committee granted an additional one-time performance-based long-term incentive based on Net Subscriber Value in 2022. The compensation committee determined that the award was appropriate due to the essential roles our NEOs would be required to play in the achievement of strategic goals.

Our compensation committee believes that the combination of a great work environment, meaningful equity ownership that aligns the interests of our executive employees with our stockholders, and competitive pay and benefits support a winning team, company, and workplace. Key elements of our compensation philosophy include the following:
Ownership Focus: We believe our executives should have a significant share in the ownership of Sunrun, which best aligns the interests of our executive employees with our stockholders and ensures appropriate incentives are in place to promote a focus on our long-term strategic and financial goals. As a result, equity compensation represents a larger part of total target compensation for our executive employees than their target cash compensation. In any particular year, the ratio of awarded equity-based compensation to total compensation may vary because the compensation committee considers various factors in awarding equity, including the amount of unvested equity remaining for each individual executive, the potential compensation that would be realized by the executives for their equity after modeling different potential future stock prices and vesting of their unvested awards, and the dilutive impact to our stockholders of granting new equity awards to our executives. The compensation committee adopted stock ownership guidelines (the “SOGs”) to further align the interests of the Company’s executives with the interests of the Company’s stockholders. Under the SOGs, our executives are expected to accumulate and hold a minimum number of shares of the Company’s common stock.
Flexible and Fair: Our compensation structure is intended to provide fair rewards for each of our executive’s contributions to our performance and creation of long-term stockholder value. We seek to provide target total direct compensation (which includes the components of base salary, annual bonus incentive, and equity) that is market competitive, and to provide parity and consistency in the compensation provided to our executives while at the same time retaining the flexibility needed to recruit and retain executive talent and adhering to our budgets.
At-Risk Weighted: We heavily weight our executives’ total compensation to “at-risk” pay. We believe focusing heavily on at-risk pay for our executives helps to properly focus our executives’ decisions, resources, and commitment to enterprise imperatives to advance the goals of the organization.

Data in the charts above includes target total direct compensation (base salary, target bonus, and target RSU, option, and PSU grants) data for our NEOs. All other NEO data represents averages for each component and was annualized for those NEOs who were not in their role for all of the 2022 fiscal year.

Objectives: Consistent with our compensation philosophy, the primary objectives of our executive compensation programs are to:
•Provide competitive compensation to recruit, retain, and motivate top executive talent to achieve our short and long-term performance goals;
•Align the economic interests of our executive officers and stockholders through the use of equity awards; and
•Reward executives for achievement of our performance goals.

What we do	What we do not do

Pay for Performance	No Single-Trigger Equity Vesting Acceleration
We link pay to performance by generally heavily weighting total executive compensation to at-risk pay.	We do not provide for single-trigger equity vesting acceleration upon a change in control.

Thoughtful Peer Group & Market Analysis	No Hedging or Pledging in Company Securities
Our compensation committee reviews external market data when making compensation decisions, and annually reviews our peer group with its independent compensation consultant. Market data is one of multiple reference points our compensation committee considers when making pay decisions.
Executives, directors and all employees are prohibited from engaging in any hedging or pledging transaction with respect to company equity securities.

Thorough Compensation Risk Assessment	No Guaranteed Cash Bonuses
Our compensation committee and internal audit team assess our compensation programs to promote prudent risk management.	We do not provide guaranteed minimum annual bonuses.*

Compensation Committee Independence and Experience	No Discounted Options /Stock Appreciation Rights (“SARs”)
Our compensation committee is comprised solely of independent directors who have extensive relevant experience.	We do not provide discounted stock options or SARs.

Independent Compensation Consultant	No 280G Tax Gross-Ups
Our compensation committee selects and engages its own independent advisors.	We do not provide tax gross-ups for “excess parachute payments.

Clawback Policy	No supplemental defined benefit pension plans
Our policy on the recovery of incentive compensation allows us to recover certain cash or equity-based incentive compensation payments or awards made or granted to senior leaders, including Senior Vice Presidents and executive officers subject to the reporting requirements of Section 16 of the Exchange Act in the event of misconduct that results in the need for us to prepare a material financial restatement or material restatement of certain operational results.	NEOs participate in the same retirement plans as all other employees.

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*In connection with Paul Dickson's appointment as Chief Revenue Officer, he received a one-time supplemental bonus for 2022 in lieu of commissions payments, which were contemplated under his prior compensation structure; however, this is not an ongoing element of his or any of our other executives' compensation structure.

Design
In 2022, we awarded a combination of performance-based vesting restricted stock units (“PSUs”), time-based vesting restricted stock units (“RSUs”), and stock option grants to our NEOs. We believe the combination of PSUs, RSUs and stock option awards aligns the interests of our executives with our stockholders and provides a focus on creating long-term stockholder value through predominately multi-year vesting schedules. The RSUs also help us manage dilution of investors and provide our executive officers some stability in the value of their compensation while still heavily incentivizing them to generate significant stockholder returns. The PSUs allow us to further align our executive officers with specific business goals and create additional incentives to meet or exceed these goals, and to align their interests with those of our stockholders. The compensation committee believes that the combination of these equity awards serve as an effective motivation and retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves us before the awards have vested.
To maintain a competitive compensation program, we provide our NEOs base salaries that are intended to provide a stable level of fixed compensation for performance of their day-to-day responsibilities. The NEOs are also eligible to participate in the annual performance bonus incentive that is intended to incentivize achievement of our short-term performance goals.

Compensation Setting Process
Pursuant to its charter and in accordance with applicable Nasdaq listing standards, our compensation committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our compensation committee seeks input and receives recommendations from its independent compensation consultant as well as members of our executive management team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The compensation committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs, and for 2022, worked with Meridian as its independent compensation consultant. For additional information on the compensation committee, see “Committees of the Board of Directors – Compensation Committee” elsewhere in this proxy statement. The initial compensation arrangements with our executive officers, other than our Chief Executive Officer and Co-Executive Chairs, were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire or appointment.
In 2022, the compensation committee considered numerous factors in determining base salary levels, target bonus opportunities and equity grants to our NEOs. The compensation committee reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning and retention objectives for our various executive officer positions. The compensation committee also considered our published peer group and data from the Radford Global Technology Survey for our Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer and Chief People Officer, and only the Radford Global Technology Survey as the primary source for all other executives, including our other NEOs, because of the broader availability of data points.
Except with respect to the compensation of our Chief Executive Officer in 2022, our Chief Executive Officer made recommendations to the compensation committee regarding the compensation for our executive officers, which was also taken into account by the compensation committee in making its decisions regarding executive compensation. Our Chief Executive Officer was not present for the discussions of our compensation committee regarding her performance and compensation.

Consideration of Say-on-Pay Vote and Stockholder Feedback
The compensation committee considers stockholder feedback and the results of the annual advisory “say-on-pay” vote when designing our executive compensation programs. At our 2022 annual meeting of stockholders, our “say-on-pay” proposal received 79.41% of votes cast. While our say-on-pay proposal was positively endorsed by our stockholders, we initiated an expanded stockholder engagement process in order to further increase stockholder support. Upon consideration of feedback from our stockholders, our executive team and compensation committee decided to:
•increase the mix of performance-based compensation,
•add a relative total shareholder return metric to our compensation structure for 2023,
•incorporate additional ESG-related metrics into our short-term compensation design, and
•use differing performance metrics in our 2023 compensation design for short- and long-term compensation to avoid overlap.

Role of Management
The role of management is to design our executive compensation programs, policies, and governance and make recommendations to the compensation committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with Sunrun’s performance goals. Management also recommends changes to our compensation programs to facilitate achievement of our performance goals and reviews and makes recommendations with respect to the adoption and approval of, or modifications to, company-wide equity incentive compensation plans. Our Chief Executive Officer makes compensation recommendations to the compensation committee with respect to base salaries, cash incentive awards, equity incentive awards, and other awards for NEOs, other than the Chief Executive Officer.

Role of the Compensation Consultant
The compensation committee retained Meridian to advise on our 2022 executive compensation programs, practices and decisions given Meridian’s expertise in the technology industry and its knowledge of our peer group companies.
During 2022, Meridian provided the following services as requested by the compensation committee:
•Assisted in the development of the 2022 compensation peer group, analyzed the relevant proxy-disclosed pay data along with the Radford Technology Survey data to assess overall market competitive compensation practices;
•Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an analysis of the effectiveness of our equity incentive program as a retention tool);
•Reviewed and assessed our current compensation programs and identified certain changes for the compensation committee’s consideration to potentially implement in order to remain competitive with the market, as well as conducted an equity burn rate and overhang analysis; and
•Advised on regulatory developments relating to executive compensation.
During 2022, the compensation committee reviewed the fees paid to Meridian relative to Meridian’s revenues, the services provided by Meridian to the compensation committee, any relationships between Meridian and its individual consultants and our executive officers, any stock ownership of Sunrun by Meridian, and other factors relating to Meridian’s independence. The compensation committee concluded that Meridian is independent within the meaning of the Nasdaq listing standards and that its engagement did not present any conflicts of interest.

Compensation Peer Group
With the assistance of Meridian, our compensation committee selected our primary compensation peer group which we used for our 2022 compensation decisions. The compensation peer group continued to represent companies with a focus on renewable energy, direct-to-consumer software/services, fintech, and leasing companies. As mentioned above, the Company competes with an array of industries to attract and retain talent so the benchmarking peer group includes a mix of various industries. The revised group included publicly-traded and stand-alone companies which had revenues at levels 1/3x to 3x Sunrun’s revenues and a market cap between 1/4x and 4x Sunrun’s then-current market capitalization.
Our primary compensation peer group for 2022 consisted of the following companies:

Air Lease Corporation	Array Technologies, Inc	EnerSys
First Solar Inc.	Gen Digital Inc.	Monolithic Power Systems, Inc.
SolarEdge Technologies Inc.	SunPower Corporation	Zillow Group, Inc.
Alarm.com Holdings, Inc.	Dropbox, Inc.	Enphase Energy, Inc.
Generac Holdings, Inc.	LendingTree Inc.	Regal Rexnord Corporation
Sunnova Energy International Inc.	Ziff Davis, Inc.

Elements of Our Executive Compensation Program
The key elements of our executive compensation program include base salary, annual bonus incentive awards, performance-based equity awards, time-based equity awards, and health, welfare, and retirement programs. Except with respect to annual bonus incentive plan awards, which typically are expressed as a predetermined percentage of each executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements.

Base Salary
In March 2022, after considering a compensation analysis performed by Meridian and other factors listed above in the Compensation Setting Process section, including our CEO’s recommendations for all NEOs excluding herself, the compensation committee determined the following salaries for 2022.

Executive	2022 Base Salary	% Increase from December 31, 2021
Mary Powell	$800,000	0%
Danny Abajian(1)	$435,000	—
Paul Dickson	$435,000	0%
Edward Fenster	$575,000	6%
Jeanna Steele	$430,000	0%
Tom vonReichbauer(2)	$484,000	—
_____________________
(1)    Reflects Mr. Abajian's increased base salary in connection with his promotion to the Company’s Chief Financial Officer on May 30, 2022.
(2)    Mr. vonReichbauer ceased to serve as Chief Financial Officer of the Company and was not deemed an executive officer as of May 30, 2022.

Cash Incentives
Annual Bonus Incentive Plan Awards
Our executive officers are eligible to participate in our 2022 annual bonus incentive plan available to key employees, referred to as our Annual Incentive Plan. The 2022 target annual bonus opportunity for each of our NEOs was set as a percentage of his or her base salary, as provided in the table below. The Annual Incentive Plan provided the opportunity for our NEOs to earn up to 150% of their stated target bonus, provided the Company delivered performance that met or exceeded maximum performance goals. Conversely, no annual bonus incentive award would have been paid unless Company performance met or exceeded threshold performance goals.

Executive	2022 Target Bonus	% Base Salary
Mary Powell	$1,200,000	150%
Danny Abajian(1)	$326,250	75%
Paul Dickson	$326,250	75%
Edward Fenster	$460,000	80%
Jeanna Steele	$322,500	75%
Tom vonReichbauer(2)	$387,200	—
______________________

(1)    Mr. Abajian commenced service as our Chief Financial Officer on May 30, 2022. Mr. Abajian's target bonus reflects the target amount if he had served as Chief Financial Officer for the full year.
(2)    Mr. vonReichbauer's target bonus reflects the full year, however he ceased to serve as Chief Financial Officer of the Company as of May 30, 2022.
2022 Annual Bonus Incentive Plan Metrics and Performance
The performance goals for our Annual Incentive Plan are set each year by our compensation committee. For 2022, the compensation committee selected three key performance criteria to balance value generation and customer experience-related goals. Accordingly, the 2022 corporate performance criteria selected were: Total Value Generated, New Customer Net Promoter Score, and customer Annual Anniversary ‘Solarversary’ Net Promoter Score. As a result of our level of achievement against the performance goal targets, the compensation committee awarded each NEO a bonus award amount based solely on the performance attainment versus these three target goals. While the compensation committee ultimately retained discretion to modify the bonus award amount for any individual participant up or down (based on factors such as, but not limited to, the participant’s individual performance), the compensation committee chose to not modify any NEO’s bonus award for 2022 performance.

Goal	Weighting	Plan Funding	Weighted Funding
Total Value Generated: Aggregate Total Value Generated, as defined in our earnings release filed with our Current Report on Form 10-K filed on February 22, 2023, measured using externally reported actuals and adding each quarter's Total Value Generated.	70%	113.03%	79.12%
New Customer Net Promoter Score: Customer experience survey for new Sunrun customers (designated ESG metric).	20%	120.26%	24.05%
Annual Anniversary ‘Solarversary’ Net Promoter Score: Customer experience survey for Sunrun customers on their annual anniversary of becoming a Sunrun customer (designated ESG metric).	10%	39.64%	3.96%
We consider the specific target performance goals to be confidential commercial and financial information, the disclosure of which could result in competitive harm to us. The target performance goals were set by the compensation committee in March 2022, and at the time the compensation committee set the target performance goals, it believed that each goal was achievable, but only with significant effort. Our actual cumulative attainment of the three performance goals was 107.14%, resulting from 113.03% funding of the Total Value Generated goal and 120.26% funding of the New Customer Net Promoter Score and 39.64% funding of the Annual Anniversary 'Solarversary' Net Promoter Score.
During 2022, we embarked on numerous initiatives to provide our customers with a tremendous customer experience, and throughout the year we saw the results of these efforts. Because of supply chain disruptions and operational adjustments around COVID, our Annual Anniversary ‘Solarversary’ Net Promoter Score for existing customers was lower than our targets. We increased staffing and modified the structure and incentives of certain organizations which, combined with an improving supply chain environment, improved NPS scores dramatically throughout the year, resulting in the score for the month of December being materially above our full-year target. While this resulted in not achieving the target Annual Anniversary 'Solarversary' Net Promoter Score, we are encouraged with the significant progress made during the year.
The Annual Incentive Plan bonus awards paid to our NEOs for 2022 performance were approved in March 2023 at a level equal to 107.14% of their target bonus awards.

Executive	Actual Bonus Value	% of Target Bonus
Mary Powell	$1,285,680	107.14%
Danny Abajian(1)	$206,854	107.14%
Paul Dickson	$349,544	107.14%
Edward Fenster	$492,844	107.14%
Jeanna Steele	$345,527	107.14%
Tom vonReichbauer(2)	—	—

______________________
(1)    Mr. Abajian's 2022 bonus was prorated for the time in his previous role on the Company's Project Finance team, as well as the portion of the year during which he served as Chief Financial Officer; the amount above represents the portion of his bonus paid that was attributable to his time as Chief Financial Officer.
(2)    Mr. vonReichbauer was not paid a bonus for 2022 due to his termination of employment.

In 2021, the compensation committee decided to grant PSUs in connection with the achievement of a pre-established goal of a quarterly run rate when annualized, would be equivalent to $135,000,000 in annual savings resulting from the integration of Vivint Solar, Inc. (the “Synergy Goal”), which was awarded to our NEOs at that time (the "Synergy PSUs"). Subsequently, Ms. Powell, Messrs. Abajian and Dickson were appointed to their current roles and in connection with such appointments, they were not granted Synergy PSUs for their contributions to the achievement of the Synergy Goal. However, the compensation committee determined that their critical efforts and exemplary performance to effectuate these synergies and achieve the Synergy Goal warranted a one-time cash spot bonus in place of the Synergy PSUs granted to other NEOs in 2021. These one-time cash bonuses were provided in the amount of $500,000 for Ms. Powell, $227,500 for Mr. Abajian, and $304,500 for Mr. Dickson. In addition, Mr. Abajian received a prorated bonus payment of $162,500 related to his performance in his prior role on our Project Finance team and Mr. Dickson received a supplemental bonus of $342,500 in lieu of commissions.

Equity Awards
In 2022, each of our NEOs was granted equity-based awards in the form of PSUs, RSUs, and stock options. The size of these awards was not determined based on a specific formula, but rather through the exercise of the compensation committee’s judgment after considering the individual performance of each of the executive officers, our strategic goals, the recommendations of our Chief Executive Officer and Co-Executive Chairs (except with respect to her and his respective individual awards), the appropriate level of compensation for the position given the scope of responsibility and any changes, the current unvested equity held by such individual and related vesting schedules, the impact of dilution to our stockholders, the level of each executive officer’s total target cash compensation (base salary plus target cash incentive opportunity), executive leadership factors, and the perceived retentive value of the proposed awards.
Based on the foregoing consideration, the compensation committee approved the following equity awards for our NEOs in 2022:

Executive	Options (#)	RSUs (#)	Net Subscriber Value PSU Award(1) (#)	Total Value Generated PSU Award(1) (#)	Equity Value(2) ($)
Mary Powell	147,579	101,874	38,431	—	6,243,803
Danny Abajian	105,397	71,649	31,982	31,982	5,252,371
Paul Dickson	88,547	61,124	28,823	—	3,881,208
Edward Fenster	73,789	50,937	—	—	2,672,058
Jeanna Steele	59,031	40,749	28,823	—	2,812,372
Tom vonReichbauer	88,547	61,124	—	—	3,206,462
______________________
(1)The Net Subscriber Value PSU award is reported at target, which reflects achievement of the Net Subscriber Value Goal applicable to the Net Subscriber Value PSUs based on probable outcome at the time of grant. The Total Value Generated PSU award is reported at maximum attainment, the achievement of the First Goal, Second Goal, and Third Goal (and as applicable to Mr. Dickson, also the Dickson Fourth Goal as defined below) of the Total Value Generated PSUs based on probable outcome at the time of grant. The Company’s PSU awards are further described in the immediately following section titled “PSU Awards.” The amounts reported represent the grant date fair value of the PSU awards granted to the NEOs during the applicable year as computed in accordance with ASC 718. Note that the amounts reported in the column reflect the accounting cost for these PSU awards, and do not correspond to the actual economic value that may be received by the NEOs from the stock awards. The Net Subscriber Value Goal in connection with the Net Subscriber Value PSUs was attained at 125% based on actual performance during 2022, however, it was not determined to have been achieved by our compensation committee until March 2023.
(2)The amounts reported include the grant date fair value of the PSU awards granted to the NEOs during the applicable year as computed in accordance with ASC 718 based on probable outcome at the time of grant. Note that the amounts reported in the column reflect the accounting cost for these PSU awards, and do not correspond to the actual economic value that may be received by the NEOs from the stock awards.

PSU Awards
The compensation committee views PSUs as a valuable compensation feature to accelerate and drive Company performance. To encourage and incentivize our executives as they pursue achievement of the Company's goals, the compensation committee determined that granting a PSU award in 2022 to our executives would contribute toward the benefit of the Company and stockholders. The performance metrics corresponding with this award were chosen because they are key drivers of our long-term strategy.
The PSU awards granted in 2022 were divided into two types of awards. The first type of PSU award was subject to a performance vesting condition based on our achievement of the Net Subscriber Value goal (the “Net Subscriber Value PSUs”). The second type of PSU award was subject to a performance vesting condition based on our achievement of Total Value Generated goals over a three-year performance period (the “Total Value Generated PSUs”). For a description of “Total Value Generated,” please refer to “2022 Annual Bonus Incentive Plan Metrics and Performance” above.
The compensation committee identified 2022 as being a particularly dynamic and volatile year in the residential solar industry, given the impending number of significant policy changes, including changes to California's net metering program, the Inflation Reduction Act of 2022, and various supply chain challenges. In light of the importance of managing operational challenges during this period of significant transition, the compensation committee determined to award the Net Subscriber Value PSUs to our executives to drive exceptional performance through these headwinds.
As mentioned above, the Net Subscriber Value PSUs were subject to a performance vesting condition based on our achievement of the Net Subscriber Value Goal set for 2022. Specifically, achievement of the Net Subscriber Value Goal required us to achieve a specified Q4 2022 exit rate Net Subscriber Value target defined as the full quarter financial performance as reported in the Q4 2022 earnings release. The goal specifies threshold, target, and maximum levels of performance. If the compensation committee certified achievement of the target Net Subscriber Value Goal (or 100% achievement), half or 50% of the Net Subscriber Value PSUs would vest at target level of achievement upon certification by the compensation committee in 2023, and the remaining half or 50% would vest upon the anniversary of the certification by the compensation committee so long as the recipient NEO remained in continuous service to the Company. This vesting schedule for these PSUs was designed to incentivize goal achievement during the first year, and promote retention of our executive officers. If the compensation committee did not certify achievement at the threshold, target, or maximum level of the Net Subscriber Value Goal, the PSUs would be forfeited in their entirety. In addition, for each NEO to remain eligible to vest in the Net Subscriber Value PSUs, each NEO is required to remain in continuous service through the date upon which the compensation committee certified whether or not the goal had been achieved. In March 2023, the compensation committee certified that the Net Subscriber Value Goal had exceeded the target level of performance for each NEO, and as a result, the Net Subscriber Value PSUs vested at the maximum level of achievement, which was equal to 125% of the target number of shares, and 62.5% (or half) of the award at maximum vested in March of 2023, and the remaining 62.5% (or half) will vest in March of 2024 so long as each NEO continuously serves the Company through the date upon which the award vests.
The Total Value Generated PSUs granted to Mr. Abajian in 2022 and our other NEOs in 2021 (except for Mr. Dickson as further described below) will vest over a three-year performance period. Thirty-three percent (33%) of the PSUs will vest if the first Total Value Generated Goal is achieved during calendar year 2023 (the “Standard First Goal”). Sixty-six percent (66%) of the PSUs (less the number of PSUs, if any, that vested upon achievement of the Standard First Goal) will vest if the second Total Value Generated Goal is achieved during calendar year 2024 (the “Standard Second Goal”). One hundred percent (100%) of the PSUs (less the number of PSUs, if any, that vested upon achievement of the Standard First Goal and the Standard Second Goal) will vest if the third Total Value Generated Goal is achieved during calendar year 2025 (the “Standard Third Goal”). If the compensation committee does not certify achievement of any of the Total Value Generated goals, the Total Value Generated PSUs will be forfeited in their entirety. In addition, to remain eligible to vest in the Total Value Generated PSUs, the NEOs are required to remain in continuous service to us through the date that the compensation committee certifies achievement of the applicable Total Value Generated goal. We consider the specific Total Value Generated goals to be confidential commercial and financial information, the disclosure of which could result in competitive harm to us. At the time the compensation committee set our Total Value Generated goals, it believed that each goal was achievable, but only with significant effort.

Total Value Generated PSU Awards Granted in 2022 to Danny Abajian
In addition, Mr. Dickson was promoted to Chief Revenue Officer in 2021, and his role's broad scope includes driving our company-wide revenue, as well as leading our revenue, sales, and technology organizations (the majority of our employees). As a result of his expanded role, the compensation committee granted him a PSU award similar to the Total Value Generated PSUs granted previously to other NEOs. However, the PSUs awarded to Mr. Dickson were designed to include an additional performance period for 2022 to provide additional incentive for performance during the upcoming year. The Total Value Generated PSUs granted to Mr. Dickson in December 2021 will vest over a four-year performance period. Twenty-five percent (25%) of the PSUs will vest if the first Total Value Generated Goal is achieved during calendar year 2022 (the “Dickson First Goal”). Fifty percent (50%) of the PSUs (less the number of PSUs, if any, that vested upon achievement of the Dickson First Goal) will vest if the second Total Value Generated Goal is achieved during calendar year 2023 (the “Dickson Second Goal”). Seventy-five percent (75%) of the PSUs (less the number of PSUs, if any, that vested upon achievement of the Dickson First Goal and the Dickson Second Goal) will vest if the third Total Value Generated Goal is achieved during calendar year 2024 (the "Dickson Third Goal"). One hundred percent (100%) of the PSUs (less the number of PSUs, if any, that vested upon achievement of the Dickson First Goal, the Dickson Second Goal, and the Dickson Third Goal) will vest if the fourth Total Value Generated Goal is achieved during calendar year 2025. If the compensation committee does not timely certify achievement by Mr. Dickson of any of the Total Value Generated goals, the Total Value Generated PSUs will be deemed not earned and forfeited in their entirety. In addition, to remain eligible to vest in the Total Value Generated PSUs, Mr. Dickson is required to remain in continuous service to us through the date that the compensation committee certifies achievement of the applicable Total Value Generated goal. We consider the specific Total Value Generated goals to be confidential commercial and financial information, the disclosure of which could result in competitive harm to us. At the time the compensation committee set our Total Value Generated goals, it believed that each goal was achievable, but only with significant effort.
For purposes of this proxy statement, the terms “First Goal”, “Second Goal”, and “Third Goal” shall mean the “Standard First Goal”, the “Standard Second Goal”, and the “Standard Third Goal” for Total Value Generated PSUs granted to all of our NEOs other than Mr. Dickson and shall mean the “Dickson First Goal”, “Dickson Second Goal”, and “Dickson Third Goal” for Total Value Generated PSUs granted to Mr. Dickson.
Total Value Generated PSU Award in 2021 Granted to Paul Dickson

RSU and Stock Option Awards
The RSU awards will vest over four years, with 25% of the RSUs vesting on the first anniversary of the vesting commencement date and the remaining RSUs vesting in equal quarterly installments thereafter, subject to the NEO’s continued service to us through each vesting date. The stock options will also vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remaining shares subject to the option vesting in equal monthly installments thereafter, subject to the NEO’s continued service to us through each vesting date.

2023 Compensation Philosophy
For 2023, the key elements of our executive compensation program will include the existing components of base salary, annual cash bonus plan, time-based equity awards, health, welfare and retirement programs, and performance-based equity awards. There will be an increased emphasis and mix on performance-based equity awards, with these awards making up approximately 25% of the ongoing annual equity grants to the NEOs. Commencing in 2023,
•we will cease to grant stock options to our executive team, and will instead grant a combination of RSUs and PSUs;
•the compensation structure will avoid overlapping metrics among the performance-based equity awards and cash bonus plan;
•we will establish multiple, differing performance thresholds for our performance-based equity awards, including PSUs based on relative total shareholder return ("TSR") and PSUs based on attaining a specified threshold of Net Earning Assets per diluted share; and
•our short-term incentive plan will also include an additional ESG-related metric, in the form of a component related to employee safety.
We believe that providing a portfolio of performance-based equity awards, time-based RSUs, and cash compensation supports the objectives of our long-term incentive compensation program by further aligning the interests of our executive officers and stockholders, balancing performance and retention considerations, and enabling us to use our equity compensation resources more efficiently.

Benefits Programs and Perquisites
Our employee benefit programs, including our 401(k) plans, employee stock purchase plan (“ESPP”), and health and welfare programs, including health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their family members including spouses, qualifying domestic partners and children. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees. The Sunrun 401(k) plan provides for employer matching contributions of 100% of the first 1% of compensation and 50% of the next 5% of compensation deferred under the plan. Contributions made by employees in the Sunrun 401(k) plan are immediately vested while matching contributions made by the Company are 100% vested after two years of service.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team.

Severance and Change in Control Benefits
Post-Employment Compensation
In August 2018, we adopted a Key Employee Change in Control and Severance Plan, referred to as our “Severance Plan,” applicable to our executive officers and certain other employees, whose benefits upon a change in control are described below. The Severance Plan provides for severance payments and benefits in the event of a qualifying termination of employment. The Severance Plan was adopted due to the automatic expiration of our predecessor severance benefit plan which occurred in May 2018.
The following benefits are provided under the Severance Plan in connection with any termination without cause or good reason that occurs other than within three months prior to, or 12 months following, a change in control (as defined in the Severance Plan):
•12 months of base salary and COBRA premiums (Mses. Powell and Jurich and Mr. Fenster) or six months of base salary and COBRA premiums (Ms. Steele and Messrs. Abajian and Dickson);
•A pro-rata bonus amount based on the average bonus (and commission if applicable to such individual for the prior two years, or if none, a pro-rata portion of the target bonus in the year of termination; and
•50% equity vesting acceleration (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 50%).

The following benefits are provided under the Severance Plan to Mses. Powell and Jurich and Mr. Fenster in connection with any termination without cause or good reason resignation that occurs within three months prior to, or 12 months following, a change in control:
•18 months of base salary and COBRA premiums;
•150% target annual bonus;
•100% equity vesting acceleration (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 100%); and
•18 months post-termination exercise period for options.
The following benefits are provided under the Severance Plan to Ms. Steele and Messrs. Abajian and Dickson in connection with any termination without cause or good reason that occurs within three months prior to, or 12 months following, a change in control:
•12 months of base salary and COBRA premiums;
•100% target annual bonus;
•100% equity vesting acceleration (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 100%); and
•12 months post-termination exercise period for options.
The Severance Plan benefits were approved by the compensation committee after considering the level of benefits provided under the predecessor severance plan and reviewing competitive market data for our peer group. The compensation committee determined that these benefits were both competitively reasonable and necessary to recruit and retain key executives. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change in control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our stockholders.

Other Compensation Policies
Equity Awards Grant Policy
The compensation committee has adopted a policy governing equity awards that are granted to our executive officers, employees and members of our Board. This policy provides that all equity awards will be granted either by our Board, compensation committee, or a subcommittee of the compensation committee, at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board. The exercise price of all stock options and SARs must be equal to or greater than the closing trading price of our common stock on the date of grant.
Insider Trading Policy
Our insider trading policy prohibits our employees, including our executive officers, non-employee directors, and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our securities at any time. In addition, no officer, director, other employee or consultant may margin any of our securities, including without limitation, pledging or borrowing against such securities, at any time. Our insider trading policy encourages our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities that they beneficially own, and provides that such individuals may not otherwise trade in our equity securities during “blackout” periods. Our Rule 10b5-1 Trading Plan Guidelines are applicable to any employees, members of our Board, consultants of the Company, and executive officers who adopt such trading plans.
Compensation Policies and Practices as They Relate to Risk Management
The compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the compensation committee’s determination include the following:
•We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The time-based equity component of our compensation program is intended to discourage employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our employee equity-based awards have time-based vesting, generally over a period of four years. A significant portion of the compensation paid to our executive officers and the members of our Board is in the form of equity with time-based vesting. In 2021, we introduced performance-based equity awards to incentivize and reward senior leaders for driving achievement of Company performance goals. These performance-based equity awards vest upon the attainment of specified goals during a set period of time and the compensation committee’s approval.
•We maintain internal controls over the measurement and calculation of material financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.
•While we do not cap the cash incentive award for our sales incentive plans to provide maximum incentive for our sales teams to meet and exceed their objectives, we do maintain internal controls over the determination of sales incentive awards, which allow us to ensure that we are awarding only those sales people who operate with absolute integrity, and we believe such internal controls help to prevent problematic behaviors.
•Our employees are required to comply with our code of business conduct and ethics, which covers, among other things, accuracy in financial and business records keeping. Further, our sales teams are also subject to a specific sales code of conduct which we believe enforces customer-centered behaviors including compliance with all consumer protection laws and fosters a culture of absolute integrity in our employees. The vesting of an employee’s equity awards are conditioned upon their compliance with their agreements with us, including, but not limited to, these codes.
•As part of our policies on trading in securities, we prohibit hedging and pledging transactions involving our securities so that our executive officers, employees, non-employee directors, and consultants cannot insulate themselves from the effects of poor stock price performance.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2022, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other tax reimbursement.
Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options, PSU awards, RSU awards and shares acquired through our ESPP, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four-year vesting period of the award). We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Governance
Compensation Recovery Policy (“Clawback Policy”)
Our compensation committee has adopted a policy that grants the Board the authority to demand the repayment of any performance-based cash or equity compensation paid to our current or former senior leaders, including Senior Vice Presidents and executive officers, where the payments were predicated upon the achievement of financial results that results in either (i) the Company being required to restate due to the material noncompliance of the Company with any financial reporting requirement under the securities laws or (ii) the Company’s restatement of operational results due to a material error, and in either case, it is determined that the current or former executive officer’s misconduct contributed to such error. This policy applies to current and former Senior Vice Presidents and executive officers subject to the reporting requirements of Section 16 of the Exchange Act who were involved in the misconduct, and the amount that is required to be repaid is the amount erroneously paid or earned in excess of what would have been paid or earned under the accounting restatement. In addition to the foregoing, our Chief Executive Officer and Chief Financial Officer are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act. Recently, Nasdaq filed proposed listing standards with the SEC related to the clawback of erroneously awarded executive compensation as required under Rule 10D-1 under the Exchange Act. This rule, in part, directs stock exchanges to require issuers that are publicly listed in the US to adopt clawback policies that comply with Rule 10D-1 and our compensation committee intends to modify our Clawback Policy at a future date to be fully compliant with the Nasdaq listing standards once finalized.
Hedging and Pledging Prohibition
Our insider trading policy prohibits our executive officers, directors, employees and consultants from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for any purpose. Our insider trading policy also prohibits such individuals from engaging in any hedging transaction with respect to our securities.
Executive Stock Ownership Guidelines (“SOGs”)
The compensation committee maintains SOGs to further align the interests of the Company’s executive officers with the interests of the Company’s stockholders. Under the SOGs, our executives are expected to accumulate and hold a minimum number of shares of the Company’s common stock. Our executive stock ownership guidelines provide that:
•Our Chief Executive Officer is expected to accumulate and hold an amount of qualifying Sunrun equity securities equal to the lesser of the value of 5x (500%) or five times her annual base salary, or a fixed number of shares having a value equal to five times her annual base salary on the date of adoption of the guidelines (July 29, 2021); and
•Each other executive officer is expected to accumulate and hold an amount of qualifying Sunrun equity securities equal to the lesser of the value of 3x (300%) or three times his or her annual base salary, or a fixed number of shares having a value equal to three times his or her annual base salary on the date of adoption of the guidelines.
As of the end of 2022, all of our executive officers were in compliance with our executive stock ownership guidelines.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be incorporated by reference in Sunrun’s Annual Report on Form 10-K for 2022 and included in this proxy statement.

Submitted by the compensation committee of our Board:
Katherine August de-Wilde (Chair)
Alan Ferber
Sonita Lontoh

Summary Compensation Table - Fiscal 2022, 2021, and 2020
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our NEOs as of December 31, 2022.

Name	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation(5) ($)	Total ($)
Mary Powell, Chief Executive Officer(7)	2022	800,000	500,000	2,499,811	3,743,992	1,285,680	10,675	8,840,158
	2021	313,846	1,500,000	2,000,403	4,575,981	261,260	4,527	8,656,017

Danny Abajian, Chief Financial Officer(6)	2022	392,462	390,000	1,725,386	3,526,985	206,854	10,675	6,252,362

Paul Dickson, Chief Revenue Officer	2022	435,000	647,000	1,499,880	2,381,328	349,544	10,675	5,323,427

Edward Fenster, Co-Executive Chairman(7)	2022	568,269	—	1,249,897	1,422,161	492,844	10,675	3,743,846
	2021	540,000	—	1,250,070	3,000,015	276,480	10,150	5,076,715
	2020	499,122	—	797,366	1,495,404	444,960	7,270	3,244,122

Jeanna Steele, Chief Legal Officer & Chief People Officer(7)	2022	430,000	—	999,914	1,812,458	345,527	10,675	3,598,574
	2021	382,404	—	1,575,019	2,233,774	206,400	10,150	4,407,747
	2020	346,115	80,000	255,158	578,345	274,237	8,396	1,542,251

Tom vonReichbauer, former Chief Financial Officer(7)	2022	196,308	—	1,499,880	1,706,582	—	10,675	3,413,445
	2021	440,000	—	1,500,040	2,287,045	225,280	10,150	4,462,515
	2020	284,646	100,000	2,397,962	2,628,924	239,725	—	5,651,257

______________________
(1)The amounts reported for 2022 represent the following: Ms. Powell received a bonus of $500,000 for her contributions to the Company's achievement of the Synergy Goal; Mr. Abajian received a spot bonus of $227,500 in connection with his contributions to the Synergy Goal, and a prorated bonus payment of $162,500 related to his prior role; and Mr. Dickson received a supplemental bonus of $342,500 in lieu of commissions and a spot bonus of $304,500 in connection with his contributions to the Company's achievement of the Synergy Goal.
(2)The amounts reported represent the grant date fair value of the stock options or stock awards, as applicable, granted to the NEOs during the applicable year as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options or stock awards, as applicable, reported are set forth in Note 2 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. Note that amounts reported in this column reflect the accounting cost for these stock or option awards, as applicable, and do not correspond to the actual economic value that may be received by the NEOs from the stock or option awards.
(3)The amounts reported for 2022 are inclusive of Net Subscriber Value PSUs for Mses. Powell and Steele and Messrs. Abajian and Dickson and Total Value Generated PSUs for Mr. Abajian. A description of these PSU awards and the performance-based vesting conditions are provided in “Compensation Discussion and Analysis—Equity Awards—PSU Awards” above. The value of each Net Subscriber Value PSU award on the grant date, assuming the highest level of performance conditions will be achieved, is $1,124,588 for Ms. Powell, $1,033,019 for Mr. Abajian, $843,433 for Mr. Dickson, and $843,433 for Ms. Steele, which is based on multiplying the maximum vesting of the Net Subscriber Value PSUs by the closing price of our common stock on the grant date. The value of the Total Value

Generated PSU award on the grant date, assuming the highest level of performance conditions will be achieved, is $826,415 for Mr. Abajian, which is based on multiplying the maximum number of Total Value Generated PSUs by the closing price of our common stock on the grant date.
(4)The amounts reported for 2022 represent the amounts earned and payable under the 2022 bonus plan, all of which were paid in March 2023. Our Board formally adopted an Annual Incentive Plan (“AIP”) for our executives in December 2014. Under our AIP, our compensation committee retains discretionary authority to modify final bonus payouts for any one executive up or down based on the compensation committee’s assessment of that executive’s overall individual performance. Accordingly, the AIP bonus awards paid to our NEOs for 2022 performance were approved in March 2023 at a level equal to 107.14% of their target bonus awards.
(5)All of our employees, including our NEOs, are eligible to participate in our 401(k) plan. The amounts shown during the applicable year for each named executive officer reflect matching contributions made to each of our NEOs in the applicable year to our 401(k) plans applicable to all employees and as described elsewhere in this proxy statement. For Ms. Powell, the amount shown for 2021 does not include $230,736 of compensation for her service as a non-employee member of the Board prior to becoming our Chief Executive Officer on August 31, 2021.
(6)Mr. Abajian was promoted in May 2022 to Chief Financial Officer. In connection with this promotion, on June 10, 2022, Mr. Abajian was granted a Net Subscriber Value PSU award, a Total Value Generated PSU award, an option award, and an RSU award as reported in the “Grants of Plan-Based Awards in Fiscal 2022” table below.
(7)The Stock Awards total for 2021 includes Synergy PSU awards tied to the achievement of the Synergy Goal and Total Value Generated PSU awards granted in 2021, reflecting grant date fair value in accordance with ASC 718. The Synergy PSU award amounts are $0 for Ms. Powell, $875,020 for Mr. Fenster, $450,010 for Ms. Steele, and $490,022 for Mr. vonReichbauer. The Total Value Generated PSU award amounts are $1,830,401 for Ms. Powell, $875,020 for Mr. Fenster, $450,010 for Ms. Steele, and $490,022 for Mr. vonReichbauer.

Grants of Plan-Based Awards in Fiscal 2022
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during fiscal 2022. This information supplements the information about these awards set forth in the Summary Compensation Table.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mary Powell	—	720,000	1,200,000	1,800,000	—	—	—	—	—	—	—
Stock Options	3/7/2022	—	—	—	—	—	—	—	147,579	27.92	2,499,811
RSUs	3/7/2022	—	—	—				101,874	—	—	2,844,322
PSUs(4)	5/6/2022	—	—	—	9,608	38,431	48,039		—	—	899,670

Danny Abajian	—	195,750	326,250	489,375	—	—	—	—	—	—	—
Stock Options	4/6/2022	—	—	—	—	—	—	—	12,690	28.80	225,034
RSUs	4/6/2022	—	—	—	—	—	—	7,684	—	—	221,299
Stock Options(6)	6/10/2022	—	—	—	—	—	—	—	92,707	25.84	1,500,352
PSUs(4)(5)(6)	6/10/2022	—	—	—	18,550	53,090	71,960	—	—	—	1,652,830
RSUs(6)	6/10/2022	—	—	—	—	—	—	63,965	—	—	1,652,856

Paul Dickson	—	195,750	326,250	489,375	—	—	—	—	—	—	—
Stock Options	3/7/2022	—	—	—	—	—	—	—	88,547	27.92	1,499,880
RSUs	3/7/2022	—	—	—	—	—	—	61,124	—	—	1,706,582
PSUs(4)	5/6/2022	—	—	—	7,206	28,823	36,029	—	—	—	674,746

Edward Fenster	—	276,000	460,000	690,000	—	—	—	—	—	—	—
Stock Options	3/7/2022	—	—	—	—	—	—	—	73,789	27.92	1,249,897
RSUs	3/7/2022	—	—	—	—	—	—	50,937	—	—	1,422,161

Jeanna Steele	—	193,500	322,500	483,750	—	—	—	—	—	—	—
Stock Options	3/7/2022	—	—	—	—	—	—	—	59,031	27.92	999,914
RSUs	3/7/2022	—	—	—	—	—	—	40,749	—	—	1,137,712
PSUs(4)	5/6/2022	—	—	—	7,206	28,823	36,029	—	—	—	674,746

Tom vonReichbauer	—	232,320	387,200	580,000	—	—	—	—	—	—	—
Stock Options	3/7/2022	—	—	—	—	—	—	—	88,547	27.92	1,499,880
RSUs	3/7/2022	—	—	—	—	—	—	61,124	—	—	1,706,582

__________________
(1)The amounts reported relate to cash incentive compensation opportunities under our Annual Incentive Plan. The actual amounts paid to our NEOs are set forth in the "Summary Compensation Table" above, and the calculation of the actual amounts paid is discussed more fully in "Executive Compensation-Compensation Discussion and Analysis - Annual Incentive Plan Awards" above.
(2)The amounts reported relate to Net Subscriber Value PSUs for Mses. Powell and Steele and Messrs. Abajian and Dickson and additionally Total Value Generated PSUs for Mr. Abajian. Net Subscriber Value PSUs are reported at (i) threshold assuming 25% achievement (ii) target assuming 100% achievement, and (iii) maximum assuming 125% achievement. Actual performance vesting will be determined based on achievement of the Net Subscriber Value Goal. Total Value Generated PSUs are reported at (i) threshold assuming achievement of the First Goal, (ii) target assuming achievement of the Second Goal, and (iii) maximum assuming 100% achievement of all goals. PSUs are described more fully in “Compensation Discussion and Analysis—Equity Awards—PSU Awards” above.
(3)The amounts reported represent the grant date fair value of the stock or option awards, as applicable, granted to the NEOs during 2022 as computed in accordance with ASC 718. Note that the amounts reported in the column reflect the accounting cost for these stock or option awards, as applicable, and do not correspond to the actual economic value that may be received by the NEOs from the stock or option awards, as applicable.
(4)Inclusive of Net Subscriber Value PSU award that was granted with the intent to further drive and accelerate Company performance. This performance metric was chosen because it is a key driver of our long-term strategy.
(5)Inclusive of Total Value Generated PSU award that was granted with the intent to align the interests of our executives with our stockholders, reward and incentivize performance, retain talent, and provide a focus on creating long-term stockholder value through a multi-year vesting schedule.
(6)These awards were granted in connection with Mr. Abajian's promotion on May 30, 2022 to Chief Financial Officer.

Executive Employment Agreements
Mary Powell
We have entered into an employment agreement with Mary Powell, our Chief Executive Officer. The employment agreement, dated August 3, 2021, provides for at-will employment and provides that Ms. Powell will receive an annual base salary of $800,000, and will be eligible for a target bonus that is 125% of her base salary, in addition to a sign-on bonus of $1,000,000 that is subject to certain terms of repayment if Ms. Powell terminates her employment prior to a certain length of service.
Pursuant to the terms of her employment agreement, Ms. Powell was also granted (i) a sign-on award of RSUs in respect of shares of our common stock with a value of $1,000,000 (the “Sign-on RSU Award”), (ii) a long-term incentive equity award of RSUs in respect of shares of our common stock with a value of $2,000,000 (the “Powell LTI RSU Award”), (iii) an award of PSUs in respect of shares of our common stock with a value of $2,000,000 (the “Powell PSU Award”) and (iv) an option to purchase shares of our common stock with a value of $2,000,000 (the “Powell Option Award”), in each case, under Sunrun’s 2015 Equity Incentive Plan (“Plan”). Twenty-five percent (25%) of the shares of our common stock covered by each of the Sign-on RSU Award and the Powell LTI RSU Award will vest on the first anniversary of August 31, 2021 (“Vesting Commencement Date”) and the remaining shares of our common stock covered by each such award shall vest in equal quarterly installments thereafter through the fourth anniversary of the Vesting Commencement Date, subject to Ms. Powell remaining an employee of the Company through each vesting date. The Powell PSU Award was granted in the form of Total Value Generated PSUs, as described in “—Compensation Discussion and Analysis—Equity Awards—PSU Awards” above. Twenty-five percent (25%) of the shares subject to the Powell Option Award will vest on the first anniversary of Vesting Commencement Date and 1/48th of the shares subject to the Powell Option Award will vest in equal monthly installments thereafter until all shares are vested on the fourth anniversary of Vesting Commencement Date, subject to Ms. Powell remaining an employee of the Company through each vesting date.
As provided in her employment agreement, Ms. Powell is eligible to participate in the Company’s Severance Plan.
Danny Abajian
We have entered into an employment agreement with Danny Abajian, our Chief Financial Officer. The employment agreement, dated April 28, 2022, has no specific term and provides for at-will employment and provides that Mr. Abajian will receive an annual base salary of $435,000 and he will be eligible for annual target incentive payments equal to 75% of his base salary.

Paul Dickson
We have entered into an employment agreement with Paul Dickson, our Chief Revenue Officer. The employment agreement, dated December 3, 2021, has no specific term and provides for at-will employment and provides that Mr. Dickson will receive an annual base salary of $435,000 and he will be eligible for annual target incentive payments equal to 75% of his base salary.
Jeanna Steele
We entered into a confirmatory employment letter with Jeanna Steele, our current Chief Legal Officer and Chief People Officer, dated May 15, 2018, which has no specific term and provides for at-will employment. On November 30, 2021, we entered into an executive employment agreement (“Steele Employment Letter”), which replaced and superseded the prior May 15, 2018 employment letter. On December 31, 2021, Ms. Steele’s annual base salary was $430,000, and she was eligible for annual target incentive payments equal to 75% of her base salary. Ms. Steele is eligible to participate in the Company’s Severance Plan.
Pursuant to the Steele Employment Letter, Ms. Steele was also granted (i) a long-term incentive equity award of RSUs in respect of shares of our common stock with a value of $1,000,000 (the “Steele LTI RSU Award”), and (ii) an option to purchase shares of our common stock with a value of $1,000,000 (the “Steele Option Award”), in each case, under the Plan. Twenty-five percent (25%) of the shares of our common stock covered by the Steele LTI RSU Award will vest on the first anniversary of December 6, 2021 (“Vesting Commencement Date”) and the remaining shares of our common stock covered by such award will vest in equal quarterly installments thereafter, subject to Ms. Steele remaining an employee of the Company through each vesting date. Twenty-five percent (25%) of the shares subject to the Steele Option Award will vest on the first anniversary of Vesting Commencement Date and 1/48th of the shares subject to the Steele Option Award will vest in equal monthly installments thereafter until all shares are vested on the fourth anniversary of Vesting Commencement Date, subject to Ms. Steele remaining an employee of the Company through each vesting date.
Edward Fenster
We entered into a confirmatory employment letter with Edward Fenster, our Co-Executive Chair, on May 8, 2015 (the “Fenster Employment Letter”) that had no specific term and provided for at-will employment. On December 31, 2022, Mr. Fenster’s annual base salary was $575,000, and he was eligible for annual target incentive payments equal to 80% of his base salary. On February 22, 2023, Mr. Fenster entered into an Amended and Restated Employment Agreement with the Company (the “Fenster Amended Employment Agreement”) that amends and restates the Fenster Employment Letter and has no specific term. The Fenster Amended Employment Agreement provided that Mr. Fenster would transition to part-time employment status effective as of March 1, 2023. Pursuant to the Fenster Amended Employment Agreement, Mr. Fenster will receive an annual base salary of $275,000 and his employment will remain at-will.
Tom vonReichbauer
We entered into an employment offer letter with Tom vonReichbauer, our former Chief Financial Officer. The offer letter, dated April 17, 2020, had no specific term and provided for at-will employment. On December 31, 2021, Mr. vonReichbauer’s annual base salary was $484,000, and he was eligible for annual target incentive payments equal to 80% of his base salary. On April 28, 2022, Mr. vonReichbauer resigned from the role of Chief Financial Officer, and separated from the Company and its subsidiaries, effective May 30, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our NEOs at December 31, 2022.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of shares of Units of Stock That Have Not Vested(24) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary Powell	8/31/2021(1)	24,764	49,530	44.25	8/30/2031	—	—	—	—
	8/31/2021(2)	—	—	—	—	—	—	41,365	993,587
	8/31/2021(3)	—	—	—	—	14,219	341,540	—	—
	8/31/2021(3)	—	—	—	—	28,439	683,105	—	—
	3/7/2022(4)	—	147,579	27.92	3/6/2032	—	—	—	—
	3/7/2022(5)	—	—	—	—	101,874	2,447,013	—	—
	5/6/2022(6)	—	—	—	—	48,039	1,153,897	—	—

Danny Abajian	4/30/2015(7)	10,750	—	9.17	4/29/2025	—	—	—	—
	5/05/2016(7)	4,108	—	7.27	5/4/2026	—	—	—	—
	3/20/2018(7)	18,907	—	8.05	3/19/2028	—	—	—	—
	3/14/2019(8)	9,336	1,218	14.57	3/13/2029	—	—	—	—
	3/14/2019(9)	—	—	—	—	666	15,997	—	—
	8/2/2019(7)	35,000	—	19.49	8/1/2029	—	—	—	—
	3/30/2020(10)	16,954	7,707	9.81	3/29/2030	—	—	—	—
	3/30/2020(11)	—	—	—	—	4,020	96,560	—	—
	6/7/2021(12)	5,789	8,105	43.51	6/6/2031	—	—	—	—
	6/7/2021(13)	—	—	—	—	4,826	115,921	—	—
	4/6/2022(14)	—	12,690	28.80	4/5/2032	—	—	—	—
	4/6/2022(15)	—	—	—	—	7,684	184,570	—	—
	6/10/2022(16)	—	92,707	25.84	6/9/2032	—	—	—	—
	6/10/2022(2)	—	—	—	—	—	—	31,982	768,208
	6/10/2022(6)	—	—	—	—	39,978	960,272	—	—
	6/10/2022(17)	—	—	—	—	63,965	1,536,439	—	—

Paul Dickson	10/2/2017(7)	6,666	—	6.28	10/1/2027	—	—	—	—
	9/26/2018(7)	10,708	—	9.46	9/25/2028	—	—	—	—
	9/12/2019(7)	12,602	—	13.44	9/11/2029	—	—	—	—
	6/1/2020(7)	25,091	—	14.93	5/31/2030	—	—	—	—
	9/8/2020(7)	4,360	—	51.44	9/7/2030	—	—	—	—
	10/21/2020(7)	16,996	—	56.82	10/20/2030	—	—	—	—
	7/7/2021(12)	5,379	7,533	53.69	7/6/2031	—	—	—	—
	7/7/2021(13)	—	—	—	—	5,124	123,078	—	—
	12/6/2021(18)	14,320	42,963	40.35	12/5/2031	—	—	—	—
	12/6/2021(2)	—	—	—	—	3,291	79,050	9,871	237,101
	12/6/2021(19)	—	—	—	—	19,744	474,251	—	—
	3/7/2022(4)	—	88,547	27.92	3/6/2032	—	—	—	—
	3/7/2022(5)	—	—	—	—	61,124	1,468,198	—	—
	5/6/2022(6)	—	—	—	—	36,029	865,417	—	—

Edward Fenster	4/11/2014(7)	365,988	—	5.88	4/10/2024	—	—	—	—
	2/11/2016(7)	550,600	—	5.08	2/10/2026	—	—	—	—
	3/15/2017(7)	412,000	—	5.00	3/14/2027	—	—	—	—
	3/14/2019(8)	182,664	12,180	14.57	3/13/2029	—	—	—	—
	3/14/2019(9)	—	—	—	—	6,656	159,877	—	—
	3/30/2020(20)	99,941	48,169	9.81	3/29/2030	—	—	—	—
	3/30/2020(21)	—	—	—	—	25,123	603,454	—	—
	3/4/2021(22)	17,752	22,826	53.42	3/3/2031	—	—	—	—
	3/4/2021(2)	—	—	—	—	—	—	16,380	393,448
	3/4/2021(23)	—	—	—	—	13,162	316,151	—	—
	3/7/2022(4)	—	73,789	27.92	3/6/2032	—	—	—	—
	3/7/2022(5)	—	—	—	—	50,937	1,223,507	—	—

Jeanna Steele	3/20/2018(7)	5,626	—	8.05	3/19/2028	—	—	—	—
	6/15/2018(7)	8,813	—	13.63	6/14/2028	—	—	—	—
	3/14/2019(8)	14,988	2,999	14.57	3/13/2029	—	—	—	—
	3/14/2019(9)	—	—	—	—	1,639	39,369	—	—
	3/30/2020(20)	15,413	15,414	9.81	3/29/2030	—	—	—	—
	3/30/2020(21)	—	—	—	—	8,040	193,121	—	—
	3/4/2021(22)	8,166	10,500	53.42	3/3/2031	—	—	—	—
	3/4/2021(2)	—	—	—	—	—	—	8,424	202,344
	3/4/2021(23)	—	—	—	—	6,055	145,441	—	—
	12/6/2021(18)	10,229	30,687	40.35	12/5/2031	—	—	—	—
	12/6/2021(19)	—	—	—	—	14,103	338,754	—	—
	3/7/2022(4)	—	59,031	27.92	3/6/2032	—	—	—	—
	3/7/2022(5)	—	—	—	—	40,749	978,791	—	—
	5/6/2022(6)	—	—	—	—	36,029	865,417	—	—
______________________
(1)Twenty-five percent of the shares subject to the option vested on August 31, 2022, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(2)The Total Value Generated PSUs vest in accordance with the performance-based vesting conditions described in “Compensation Discussion and Analysis—Equity Awards—PSU Awards” above. Based on performance during the last completed fiscal year, the number of shares subject to each NEO’s Total Value Generated PSU award assumes maximum achievement.
(3)The RSUs vest over four years. Twenty-five percent of the RSUs vested on August 31, 2022, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(4)Twenty-five percent of the shares subject to the option vest on March 6, 2023, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(5)The RSUs vest over four years. Twenty-five percent of the RSUs vest on March 6, 2023, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(6)The Net Subscriber Value PSUs will vest in accordance with the performance-based vesting conditions described in “Compensation Discussion and Analysis—Equity Awards—PSU Awards” above. The number of shares subject to each NEO’s Net Subscriber Value PSUs award assumes maximum achievement based on actual performance during 2022.
(7)The stock option is fully vested and immediately exercisable.
(8)Twenty-five percent of the shares subject to the option vested on March 15, 2020, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(9)The RSUs vest over four years. Twenty-five percent of the RSUs vested on March 15, 2020, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.

(10)Twenty-five percent of the shares subject to the option vested on March 16, 2021, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(11)The RSUs vest over four years. Twenty-five percent of the RSUs vested on March 16, 2021, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(12)Twenty-five percent of the shares subject to the option vested on April 6, 2022, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(13)The RSUs vest over four years. Twenty-five percent of the RSUs vested on April 6, 2022, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(14)Twenty-five percent of the shares subject to the option vest on April 6, 2023, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(15)The RSUs vest over four years. Twenty-five percent of the RSUs vest on April 6, 2023, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(16)Twenty-five percent of the shares subject to the option vest on June 6, 2023, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(17)The RSUs vest over four years. Twenty-five percent of the RSUs vest on June 6, 2023, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(18)Twenty-five percent of the shares subject to the option vested on December 6, 2022, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(19)The RSUs vest over four years. Twenty-five percent of the RSUs vested on December 6, 2022, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(20)Twenty-five percent of the shares subject to the option vested on March 17, 2021, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(21)The RSUs vest over four years. Twenty-five percent of the RSUs vested on March 17, 2021, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(22) Twenty-five percent of the shares subject to the option vested on March 6, 2022, and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.
(23)The RSUs vest over four years. Twenty-five percent of the RSUs vested on March 6, 2022, and the remaining RSUs vest in equal quarterly installments thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.

(24)This column represents the market value of the shares underlying the RSUs (including PSUs that are no longer subject to performance based conditions) as of December 31, 2022, based on the closing price of our common stock, as reported on Nasdaq, of $24.02 per share on December 31, 2022.

Option Exercises and Stock Vested in Fiscal 2022
The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSUs during fiscal year 2022 by each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)($)
Mary Powell(3)	—	—	22,045	720,015
Danny Abajian	8,137	186,851	10,323	295,421
Paul Dickson	—	—	9,655	279,077
Edward Fenster	56,021	1,392,146	73,337	2,109,967
Jeanna Steele	—	—	34,856	983,017
Tom vonReichbauer	149,338	3,704,986	50,804	1,355,593
______________________
(1)The value realized on exercise is pre-tax and represents the difference between the market price of the shares of the our common stock underlying the options when exercised and the applicable exercise price.
(2)The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the applicable vesting date.
(3)The stock award of 2,656 shares with value realized on vesting of $89,713.04 was in relation to Ms. Powell's service as a non-employee director prior to her commencement of service as the Company's Chief Executive Officer on August 31, 2021.

Potential Payments upon Termination or Change-in-Control
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below for each of our NEOs. Payments and benefits are estimated assuming that the triggering event took place on the last day of fiscal year 2022 (December 31, 2022), and the price per share of our common stock was the closing price as of that date ($24.02 per share). These payments and benefits are in addition to benefits available generally to our salaried employees, such as distributions under Sunrun’s 401(k) plan.
There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is different.

Name(1)	Termination Without Cause or Resignation for Good Reason(2)($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change-in-Control(2)($)
Mary Powell
Cash severance payments	1,061,260	3,000,000
Continued health coverage	16,374	24,561
Accelerated vesting(3)	2,197,387	5,388,358
Total:	3,275,021	8,412,919

Danny Abajian
Cash severance payments	577,500	761,250
Continued health coverage	11,717	23,434
Accelerated vesting(3)	1,419,362	3,606,930
Total:	2,008,579	4,391,614

Paul Dickson
Cash severance payments	691,460	1,165,610
Continued health coverage	10,763	21,526
Accelerated vesting(3)	1,378,928	3,074,006
Total:	2,081,151	4,261,142

Edward Fenster
Cash severance payments	935,720	1,552,500
Continued health coverage	23,099	34,649
Accelerated vesting(3)	1,551,288	3,496,019
Total:	2,510,107	5,083,168

Jeanna Steele
Cash severance payments	455,319	752,500
Continued health coverage(4)	—	—
Accelerated vesting(3)	1,317,590	2,837,521
Total:	1,772,909	3,590,021
______________________
(1)Mr. vonReichbauer stepped down from the role of Chief Financial Officer, and separated from the Company and its subsidiaries, effective May 30, 2022. As a result, he did not receive any severance benefits and therefore is not included in this table.

(2)Any cash severance payments payable under our Severance Plan (applicable to Mses. Powell and Steele and Messrs. Abajian, Dickson, and Fenster) in connection with a termination without cause or good reason resignation not related to a change in control are generally paid over the applicable severance benefit period, which is 12 months for Ms. Powell and Mr. Fenster and six months for Ms. Steele and Messrs. Abajian and Dickson, unless the Company elects in its discretion to pay such amounts in a single lump sum. Any cash severance benefits payable under our Severance Plan in connection with a change in control related termination are paid in a single lump sum. In order to receive the severance benefits, the NEO must sign and not revoke a release of claims in our favor within the timeframe set forth in the Severance Plan.
(3)These amounts are inclusive of awarded Net Subscriber Value PSUs and Total Value Generated PSUs. PSUs are assumed accelerated at 50% attainment under a “Termination Without Cause or Resignation for Good Reason” triggering event in accordance with the Severance Plan, which results in acceleration valued at 50% of the achievement target for Net Subscriber Value PSUs, and 0% for Total Value Generated PSUs. PSUs are assumed accelerated at 100% attainment under a “Termination Without Cause or Resignation for Good Reason in Connection with a Change-in-Control” triggering event in accordance with our Severance Plan. The Net Subscriber Value Goal in connection with the Net Subscriber Value PSUs was attained at 125% based on actual performance during 2022, however, it was not determined to have been achieved by our compensation committee until March 2023.
(4)Under our Severance Plan, Ms. Steele is eligible to receive continued health coverage; however, in 2022, she did not elect to obtain health coverage through the Company.
Severance Plan
We adopted the Severance Plan, which is applicable to our executive officers and certain other key employees. Under the plan, for the period from three months prior to until 12 months following a change in control (“change in control period”) if any plan participant is terminated for any reason other than cause, death or disability or a plan participant voluntarily resigns for good reason, the plan participant would be entitled to receive severance benefits. All of our NEOs are plan participants. Upon the occurrence of such an event, Mses. Powell and Jurich and Mr. Fenster are each entitled to receive the following severance benefits: (i) a lump sum cash amount equal to 18 months of his or her then current annual base salary, (ii) a lump sum cash amount equal to 150% of his or her target bonus amount for the fiscal year of termination, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 18 months following termination, and (iv) all unvested equity awards held by the plan participant immediately prior to such termination will become vested and exercisable in full (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 100%). Upon the occurrence of the same such event, Ms. Steele and Messrs. Abajian, and Dickson are each entitled to receive the following severance benefits: (i) a lump sum cash amount equal to 12 months of his or her then current annual base salary, (ii) a lump sum cash amount equal to 100% of his or her target bonus amount for the fiscal year of termination, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 12 months following termination, and (iv) all unvested equity awards held by the plan participant immediately prior to such termination will become vested and exercisable in full (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 100%).
Further, under the Severance Plan, if, outside the change in control period, any plan participant is terminated for any reason other than cause, death or disability or, in the case of certain plan participants (including our NEOs), a plan participant voluntarily resigns for good reason, the plan participant would be entitled to receive severance benefits. Upon the occurrence of such an event, Mses. Powell and Jurich and Mr. Fenster are each entitled to receive the following: (i) continuing payments of his or her then current annual base salary for a period of 12 months following the termination date, (ii) a prorated amount of the average aggregate amount of the actual bonus payments paid to him or her during each of the two fiscal years immediately preceding the fiscal year of his or her termination date and payable over a period of 12 months following the termination date, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 12 months following termination, and (iv) 50% of all unvested equity awards held by such plan participant immediately prior to such termination will become vested and exercisable in full (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 50%). Upon the occurrence of the same such an event, Ms. Steele and Messrs. Abajian, and Dickson are each entitled to receive the following: (i) continuing payments of his or her then current annual base salary for a period of six months following the termination date, (ii) a prorated amount of the average aggregate amount of the actual bonus payments paid to him or her during each of the two fiscal years immediately preceding the fiscal year of the termination date and payable over a period of six months following the termination date, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of six months following termination, and (iv) 50% of all unvested equity awards held by the plan participant immediately prior to such termination will become vested and exercisable in full (with the vesting of any equity awards subject to performance vesting accelerated assuming the performance criteria had been achieved at 50%).

In order to receive the severance benefits, our executive officers must sign and not revoke a release of claims in our favor within a specified timeframe.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to the "Compensation Discussion and Analysis" section above.
Required Tabular Disclosure of Pay Versus Performance
The following table reports the compensation of our Principal Executive Officer (PEO) or CEO and the average compensation of the other non-PEO NEOs as reported in the Summary Compensation Table for the past three fiscal years, as well as Compensation Actually Paid (CAP) as calculated under new SEC Pay Versus Performance (PVP) disclosure requirements and certain performance measures required by the rules. The disclosure covers our three most-recent fiscal years, which will expand incrementally over the next two years to a rolling five years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and our Board believes that it is important to recognize that these amounts resulting from the calculation methodology required by the SEC, differ from the actual amount of compensation earned by or paid to our PEO and NEOs during the applicable years.

Year (a)	Summary Compensation Table Total for PEO($)(1)		Compensation Actually Paid to PEO($)(3)		Average Summary Compensation Table Total for Non-PEO NEOs(4)($) (f)	Average Compensation Actually Paid to Non-PEO NEOs(5)($) (g)	Value of Initial Fixed $100 Investment Based On:(6)		Net Income (loss)(7)($) (j)
	Ms. Powell(2) (b)	Ms. Jurich (c)	Ms. Powell (d)	Ms. Jurich (e)			Total Shareholder Return($) (h)	Peer Group Total Shareholder Return($) (i)
2022	8,840,158	—	7,095,785	—	4,466,331	1,928,957	174	237	173,377,000
2021	8,886,753	9,088,801	7,416,257	(5,630,059)	4,428,242	(2,905,641)	248	250	(79,423,000)
2020	—	5,202,993	—	38,530,760	3,578,839	18,091,399	502	334	(173,394,000)

(1)The dollar amounts reported in columns (b) and (c) are the amounts of total compensation reported for Ms. Powell and Ms. Jurich, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. Ms. Jurich served as our Chief Executive Officer in 2020 and in 2021 until August 31, 2021, when Ms. Powell commenced service as our Chief Executive Officer.
(2)The amount for Ms. Powell in 2021 includes $230,736 of her compensation for her service as a non-employee member of the Board prior to becoming a PEO.
(3)The dollar amounts reported in columns (d) and (e) represent the amount of CAP for Ms. Powell and Ms. Jurich, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total reported compensation for each year to determine the CAP:

Average for PEO	2022		2021		2020
PEO	Ms. Powell	Ms. Jurich	Ms. Powell	Ms. Jurich	Ms. Powell	Ms. Jurich
Summary Compensation Table ("SCT") Derived Total for PEO (columns (b) and (c), as applicable)	8,840,158	—	8,886,753	9,088,801	—	5,202,993
Deduct: aggregate change in actuarial present value of pension benefits	—	—	—	—	—	—
Add: service cost of pension benefits	—	—	—	—	—	—
Add: prior service cost of pension benefits	—	—	—	—	—	—
Deduct: SCT “Stock Awards” column value	3,743,992	—	4,575,981	5,999,973	—	2,212,254
Deduct: SCT “Option Awards” column value	2,499,811	—	2,000,403	2,000,119	—	1,275,782
Add: year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	5,142,324	—	5,099,331	3,808,596	—	18,363,635
Add / Deduct: year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(1,169,682)	—	—	(8,298,444)	—	11,352,376
Add: vesting date fair value of equity awards granted and vested in the covered year	561,804	—	—	1,284,158	—	950,433
Add / Deduct: year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(35,016)	—	6,556	(3,513,078)	—	6,149,359
Deduct: fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—	—
Add: dollar value of dividends/earnings paid on equity awards in the covered year	—	—	—	—	—	—
Add: excess fair value for equity award modifications	—	—	—	—	—
Compensation Actually Paid to PEO (columns (d) and (e), as applicable)	7,095,785	—	7,416,257	(5,630,059)	—	38,530,760
(4)The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s NEOs as a group (excluding our PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The following were our Non-PEO NEOs in 2022: Edward Fenster, Paul Dickson, Tom vonReichbauer (who ceased to serve as Chief Financial Officer and an executive officer of the Company as of May 30, 2022), and Danny Abajian (who commenced service as our Chief Financial Officer and an executive officer of the Company on May 30, 2022), and Jeanna Steele. The following were our Non-PEO NEOs in 2021: Edward Fenster, Tom vonReichbauer, Chris Dawson, and Jeanna Steele. The following were our Non-PEO NEOs in 2020: Edward Fenster, David Bywater, Bob Komin (who ceased to serve as our Chief Financial Officer and an executive officer of the Company as of May 11, 2020), Tom vonReichbauer (who commenced service as our Chief Financial Officer and an executive officer of the Company on May 11, 2020), and Chris Dawson.
(5)The dollar amounts reported in column (g) represent the average amount of CAP to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total reported compensation for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 3:

Average for Non-PEOs NEOs	2022	2021	2020
Summary Compensation Table ("SCT") Derived Total for Non-PEO NEOs (f)	4,466,331	4,428,242	3,578,839
Deduct: aggregate change in actuarial present value of pension benefits	—	—	—
Add: service cost of pension benefits	—	—	—
Add: prior service cost of pension benefits	—	—	—
Deduct: SCT “Stock Awards” column value	2,169,903	2,355,219	1,618,223
Deduct: SCT “Option Awards” column value	1,394,991	1,293,790	1,248,575
Add: year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	3,047,130	1,412,372	7,895,798
Add / Deduct: year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(667,844)	(2,850,558)	5,594,119
Add: vesting date fair value of equity awards granted and vested in the covered year	436,746	333,490	544,946
Add / Deduct: year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(307,054)	(2,580,179)	3,344,494
Deduct: fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—
Add: dollar value of dividends/earnings paid on equity awards in the covered year	—	—	—
Subtract: Forfeited awards during covered fiscal year	(1,481,457)	—	—
Add: excess fair value for equity award modifications	—	—	—
Compensation Actually Paid to Non-PEO NEOs (g)	1,928,957	(2,905,641)	18,091,399
(6)    Total Shareholder Return is calculated by dividing (a) the sum of the cumulative amount of dividends (if applicable) for the measurement period, assuming dividend (if applicable) reinvestment in the security, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The peer group used for this purpose is the Invesco Solar ETF (ticker symbol: TAN) (the "PvP Peer Group") and the Total Shareholder Return is calculated using the methodology described herein.
(7)    The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

In 2020, 2021, and 2022, we did not use any GAAP-derived financial performance measures used to link CAP to NEOs during the applicable fiscal years to our performance. As a result, there are no such measures identified and no table listing the financial performance measures believed to represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2022 to our performance.
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. The first graph below illustrates the relationship between Company TSR and that of the PvP Peer Group and the PEO CAP and Average Non-PEO NEOs CAP. The second graph below illustrates the relationship between Net Income (loss) and PEO CAP and Average Non-PEO NEOs CAP. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. For purposes of 2021, we have aggregated the CAP of our PEOs.

Compensation Actually Paid vs TSR
CAP - PEO ($M)
CAP - Non-PEO NEOs ($M)
Company
PvP Peer Group
Compensation Actually Paid ($M)
Value of $100 Investment (TSR)
38.53
18.09
502
334
1.79
-2.91
250
248
7.10
1.93
237
174
2020
2021
2022

Compensation Actually Paid vs Net Income (Loss)
CAP - PEO ($M)
CAP - Non-PEO NEOs ($M)
Net Income (Loss)
Compensation Actually Paid ($M)
Net Income (Loss) ($M)
38.53
18.09
-173.39
1.79
-2.91
-79.42
7.10
1.93
173.38
2020
2021
2022

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Pay Ratio Disclosure
We are providing below the ratio of the annual total compensation of our Chief Executive Officer, Mary Powell, to the annual total compensation of our median employee (excluding our Chief Executive Officer). For fiscal year 2022:
•Ms. Powell’s annual total compensation in 2022 was $8,840,158;
•The annual total compensation of our median employee was $67,515; and
•The ratio of Ms. Powell’s annual total compensation to the annual total compensation of our median employee was 131 to 1.
To identify our median employee, we took the following steps:
•We reviewed our employee population and compensation arrangements and determined that it was appropriate to use the same median employee that we identified in the fiscal year 2021 CEO pay ratio disclosure. The process used to identify this median employee was as follows:
◦We selected December 31, 2021, the last day of our 2021 fiscal year, as the determination date for purposes of identifying our median employee.
◦We selected our median employee based on approximately 9,200 full-time, and part-time workers who were employed as of the determination date.
◦We selected our median employee using a compensation measure of total Federal taxable W-2 earnings for fiscal year 2021 that consists of cash compensation (base salary, hourly wages, overtime pay, and quarterly and annual incentive compensation) and other taxable earnings.
◦We did not rely on the data privacy or de minimis exceptions pursuant to SEC rules. We also did not annualize compensation for any employees that were only employed for part of fiscal year 2021, nor did we use any cost-of-living adjustment.
◦All employees except for our Chief Executive Officer were ranked from lowest to highest with the median determined from this list.
Once we identified our median employee, we determined that employee’s annual total compensation in the same manner that we calculate the total compensation of our Chief Executive Officer and other NEOs for purposes of the Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the amount reported in the “Total” column for our Chief Executive Officer in the Fiscal 2022 Summary Compensation Table to determine the pay ratio.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options(5) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	7,277,517	(3)	14.22	36,562,420
Equity compensation plans not approved by stockholders(2)	2,481,675	(4)	27.02	12,115,754
Total	9,759,192			48,678,174
(1)    Includes the following plans: 2008 Equity Incentive Plan, Mainstream Energy Corporation (“MEC”) 2009 Stock Plan, 2013 Equity Incentive Plan, 2014 Equity Incentive Plan, 2015 Equity Incentive Plan ("2015 Plan"), and the 2015 Employee Stock Purchase Plan ("ESPP"). Our 2015 Plan provides that on January 1st of each fiscal year commencing in 2016 and ending on (and including) January 1, 2025, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to the lesser of (i) 10,000,000 shares; (ii) 4% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or; (iii) such other amount as our board of directors may determine. Number of securities remaining available for future issuance under our 2015 Plan is 22,326,863, including 8,327,026 shares from the 2015 Plan that automatically increased on January 1, 2022 pursuant to the foregoing provision. Our ESPP provides that on January 1st of each fiscal year commencing in 2016 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) 5,000,000 shares; (ii) 2% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine. Number of securities remaining available for future issuance under our ESPP is 14,235,557, including 4,163,513 shares from the ESPP that automatically increased on January 1, 2022 pursuant to the foregoing provision and shares subject to purchase during the current purchase period.
(2)    Includes the following plans which have been assumed by us in connection with our acquisition of Vivint Solar: the V Solar Holdings, Inc. 2013 Omnibus Incentive Plan and the Sunrun-VSI 2014 Equity Incentive Plan (“2014 Plan”). The 2014 Plan provides that, on the first day of each fiscal year commencing in 2015 and ending in the fiscal year of the 2014 Plan’s termination in 2024, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to the lesser of (i) 8,800,000 shares (or 4,840,000 shares, adjusted for the exchange ratio used to convert Vivint Solar stock awards into Sunrun stock awards in connection with the acquisition (the “exchange ratio”)); (ii) 4% of the total number of Vivint Solar shares outstanding on the last day of the immediately preceding fiscal year (which will equal the number of Vivint Solar shares outstanding immediately prior to the consummation of the acquisition, adjusted for the exchange ratio), or (iii) such other amount as our board of directors may determine. Number of securities remaining available for future issuance under the 2014 Plan includes 2,778,899 shares from the 2014 Plan that automatically increased on January 1, 2022 pursuant to the foregoing provision. The material features of the 2014 Plan are set forth under Note 17 of the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)    This number includes 2,818,916 shares subject to RSUs or PSUs. Total Value Generated PSUs and Net Subscriber Value PSUs are included at 100% of the awards granted and no shares will be issued until the specified performance targets have been met.
(4)    This number includes 1,723,257 shares subject to RSUs or PSUs. Total Value Generated PSUs and Net Subscriber Value PSUs are included at 100% of the awards granted and no shares will be issued until the specified performance targets have been met.
(5)    Weighted average exercise price relates solely to outstanding stock option shares, as shares subject to RSUs or PSUs have no exercise price.

Our Board is currently composed of nine members. In accordance with our Restated Certificate, our Board is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Nominees
Our nominating, governance, and sustainability committee has recommended, and our Board has approved, Leslie Dach, Edward Fenster, and Mary Powell as nominees for election as Class II directors at the Annual Meeting. If elected, Mr. Dach, Mr. Fenster, and Ms. Powell will serve as Class II directors until our 2026 annual meeting of stockholders. Mr. Dach, Mr. Fenster, and Ms. Powell are currently directors of our company. For information concerning the nominees, please see the section titled “Directors, Executive Officers and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Dach, Mr. Fenster, and Ms. Powell. We expect that each of Mr. Dach, Mr. Fenster, and Ms. Powell will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required
The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.

Our audit committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the virtual Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$7,748,600	$6,966,600
Audit-Related Fees	—	—
Tax Fees(2)	12,360	76,467
All Other Fees(3)	216,167	1,375
Total Fees	$7,977,127	$7,044,442
______________________
(1)Audit Fees for 2022 and 2021 consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, including fees related to audits of investment funds to be performed, review of our quarterly consolidated financial statements, assistance with and review of documents filed with the SEC and professional services provided in connection with EY’s report on internal controls over financial reporting for the consolidated financial statements.
(2)Tax Fees consist of fees for tax advice and tax planning.
(3)All Other Fees consist of fees for accessing EY’s online research database and permitted advisory services.

Auditor Independence
In our fiscal year ended December 31, 2022, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.
This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in these disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our NEOs, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Sunrun Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures, and other related disclosure.”

Vote Required
Advisory approval of this Proposal No. 3 requires the vote of the holders a majority of the shares present virtually or by proxy at the Annual Meeting and entitled to vote thereon.
Because the vote is advisory, it is not binding on us, our compensation committee or our Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Restated Certificate provides that the Company’s directors are divided into three classes, with the term of one class expiring at each annual meeting and the directors in each class serving a three-year term. In response to feedback received through our stockholder engagement process and as part of our nominating, governance, and sustainability committee’s periodic review of our corporate governance practices and periodic review of the size, structure, composition and functioning of our Board, and after reviewing the various considerations for and against maintaining a classified board structure and discussing such considerations with a number of our stockholders, our nominating, governance, and sustainability committee recommended that the Board approve an amendment to the Restated Certificate to phase out the classification of our Board over a three-year period such that, beginning with the election of directors at the 2026 Annual Meeting of Stockholders, all directors would stand for election annually for a one-year term. Accordingly, on March 22, 2023, our Board adopted an amendment to our Restated Certificate (the “Declassification Amendment”) that would phase out the classification of our Board, subject to the approval of this proposal by our stockholders at the Annual Meeting. The Board recommends that stockholders approve the Declassification Amendment.
The general description of the Declassification Amendment set forth below is qualified in its entirety by reference to the full text of the Restated and Amended Certificate of Incorporation, which is attached to this Proxy Statement as Annex A.

Declassification Amendment
Pursuant to the Declassification Amendment, the annual election of directors will be phased in gradually to assure a smooth transition. If the Declassification Amendment is approved by our stockholders, class III directors will be elected to a two-year term of office beginning at the Company’s 2024 annual meeting of stockholders, and class I directors will be elected to a one-year term of office beginning at the Company’s 2025 annual meeting of stockholders. Beginning with the 2026 annual meeting of stockholders, our Board would be completely declassified, and all directors would be subject to annual election to one-year terms.
The Declassification Amendment will not change the present number of directors or our Board’s authority to fill any vacancies or newly created directorships. However, until the election of directors at the 2026 Annual Meeting of Stockholders, any director elected to fill a newly created directorship or vacancy would serve for the remainder of the full term of the class of directors for which the newly created directorship was created or the vacancy occurred.
If the Declassification Amendment is approved, our Board intends to cause the Declassification Amendment to be filed with the Secretary of State of the State of Delaware following the Annual Meeting. In addition, our Board will adopt conforming amendments to our amended and restated bylaws, subject to the filing and effectiveness of the Certificate of Amendment implementing the Declassification Amendment.
If the Declassification Amendment is not approved by our stockholders, then our Board will remain classified, and the conforming amendments to our amended and restated bylaws will not be implemented.

Considerations of Our Board
Our Board has historically viewed the classified board structure as benefiting stockholders by promoting continuity and stability of strategy, reducing the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all stockholders, and encouraging directors to take a long-term perspective. While our Board continues to believe that these are important benefits, our Board has concluded that a classified board structure is not the only means to achieving them. Moreover, our Board believes the benefits of the classified board structure are outweighed by the advantages of a declassified board structure, which enables stockholders to evaluate the performance of all directors each year through the annual election process and, as a result, enhances the accountability of our Board to our stockholders. Furthermore, our Board is aware that the current trend in corporate governance is in favor of annual director elections. Accordingly, our Board has determined, upon the recommendation of our nominating, governance, and sustainability committee, that the Declassification Amendment is in the best interests of the Company and its stockholders.

Vote Required
The affirmative vote of holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the shares outstanding and entitled to vote will be required to approve the Declassification Amendment. Abstentions and broker non-votes will have the same effect as votes “Against” this proposal.

Our Restated Certificate provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal certain provisions contained in the Company’s Restated Certificate. These supermajority voting requirements are generally viewed as providing protection against self-interested action by large stockholders by encouraging a person seeking to affect a significant corporate action to negotiate with its board to reach terms that are fair and that provide the best results for all stockholders. However, corporate governance standards have evolved, and many investors now view these types of provisions as limiting a board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate transactions. Our Board now believes that the vote required for our stockholders should be a simple majority standard (“Majority Voting Standard”).
The general description of the Majority Voting Standard set forth below is qualified in its entirety by reference to the full text of the Restated and Amended Certificate of Incorporation, which is attached to this Proxy Statement as Annex B.
If this Majority Voting Standard is approved, the affirmative vote of stockholders representing a majority of the voting power in elections of directors, voting together as a single class, would be sufficient to approve changes in authorized stock, board structure, certain stockholder meeting matters, director indemnification matters and the ability to amend the amendment provision of the Restated Certificate.
If the Majority Voting Standard is not approved by our stockholders, then an amendment, change to, or repeal of certain provisions of the Restated Certificate will still require the vote of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Vote Required
The affirmative vote of holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the shares outstanding and entitled to vote will be required to approve the Majority Voting Standard. Abstentions and broker non-votes will have the same effect as votes “Against” this proposal.

The audit committee is a committee of the Board comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by the Board, which is available on the company’s website at www.sunrun.com on the “Governance Documents” page under the “Investor Relations – Leadership & Governance” section. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•    reviewed and discussed the audited financial statements with management and EY;
•    discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight board of directors and the Securities and Exchange Commission (“SEC”); and
•    received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight board of directors regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.
Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10‑K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board:
Gerald Risk (Chair)
Leslie Dach
Sonita Lontoh
Manjula Talreja

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 1, 2023 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 214,479,808 shares of our common stock outstanding as of March 1, 2023. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 1, 2023 and issuable upon the vesting of RSUs held by the person within 60 days of March 1, 2023. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, California 94104. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Mary Powell(1)	167,650	*
Danny Abajian(2)	199,779	*
Paul Dickson(3)	232,668	*
Edward Fenster(4)	2,793,741	1.29%
Jeanna Steele(5)	206,422	*
Lynn Jurich(6)	3,905,418	1.81%
Katherine August-deWilde(7)	107,693	*
Leslie Dach(8)	68,263	*
Alan Ferber(9)	30,758	*
Gerald Risk(10)	467,968	*
Sonita Lontoh(11)	6,394	*
Manjula Talreja(12)	4,162	*
All executive officers and directors as a group (12 persons)(13)	8,190,916	3.76%
5% Stockholders:
BlackRock, Inc.(14)	31,038,979	14.47%
The Vanguard Group, Inc.(15)	18,897,702	8.81%
Orbis Investment Management Limited and Orbis Investment Management (U.S.), L.P.(16)	12,215,062	5.70%

______________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Consists of (i) 47,239 shares held of record by Ms. Powell, (ii) 70,924 shares issuable pursuant to outstanding stock options held by Ms. Powell which are exercisable within 60 days of March 1, 2023, and (iii) 49,487 shares issuable pursuant to RSUs and PSUs which will vest within 60 days of March 1, 2023.
(2)Consists of (i) 67,470 shares held of record by Mr. Abajian, (ii) 108,446 shares issuable pursuant to outstanding stock options held by Mr. Abajian which are exercisable within 60 days of March 1, 2023, and (iii) 23,863 shares issuable pursuant to RSUs and PSUs which will vest within 60 days of March 1, 2023.
(3)Consists of (i) 71,262 shares held of record by Mr. Dickson, (ii) 125,953 shares issuable pursuant to outstanding stock options held by Mr. Dickson which are exercisable within 60 days of March 1, 2023, and (iii) 35,453 shares issuable pursuant to RSUs and PSUs which will vest within 60 days of March 1, 2023.
(4)Consists of (i) 1,197,993 shares held of record by Mr. Fenster, (ii) 1,569,871 shares issuable pursuant to outstanding stock options held by Mr. Fenster which are exercisable within 60 days of March 1, 2023, and (iii) 25,877 shares issuable pursuant to RSUs which will vest within 60 days of March 1, 2023.
(5)Consists of (i) 81,831 shares held of record by Ms. Steele, (ii) 91,295 shares issuable pursuant to outstanding stock options held by Ms. Steele which are exercisable within 60 days of March 1, 2023, and (iii) 33,296 shares issuable pursuant to RSUs and PSUs which will vest within 60 days of March 1, 2023.
(6)Consists of (i) 1,329,546 shares held of record by Ms. Jurich, (ii) 1,600,000 shares held of record by Jurich Murray Holdings LLC of which Ms. Jurich is the sole member, (iii) 951,184 shares issuable pursuant to outstanding stock options held by Ms. Jurich which are exercisable within 60 days of March 1, 2023, and (iv) 24,688 shares issuable pursuant to RSUs which will vest within 60 days of March 1, 2023.
(7)Consists of 107,693 shares held of record by a trust for the benefit of Ms. August-deWilde and her family.
(8)Consists of (i) 67,826 shares held directly by Mr. Dach, and (ii) 437 shares held of record by Mr. Dach’s spouse.
(9)Consists of 30,758 shares held of record by Mr. Ferber.
(10)Consists of (i) 4,162 shares held of record by Mr. Risk, (iii) 343,806 shares held of record by a trust for the benefit of Mr. Risk and his family, and (iii) 120,000 shares issuable pursuant to outstanding stock options held by Mr. Risk which are exercisable within 60 days of March 1, 2023.
(11)Consists of 6,394 shares held of record by Ms. Lontoh.
(12)Consists of 4,162 shares held of record by Ms. Talreja.
(13)Consists of (i) 4,960,579 shares held of record, (ii) 3,037,673 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of March 1, 2023, and (iii) 192,664 shares issuable pursuant to RSUs and PSUs which will vest within 60 days of March 1, 2023.
(14)This information is based solely on a Schedule 13G/A dated January 27, 2023, filed with the SEC on January 27, 2023 by BlackRock, Inc. (“BlackRock”) reporting its beneficial ownership as of December 31, 2022. The Schedule 13G/A reports that BlackRock has sole voting power with respect to 30,380,477 shares and sole dispositive power with respect to 31,038,979 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(15)This information is based solely on a Schedule 13G/A dated February 9, 2023, filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”) reporting its beneficial ownership as of December 31, 2022. The Schedule 13G/A reports that Vanguard has shared voting power with respect to 70,889 shares, sole dispositive power with respect to 18,627,096 shares, and shared dispositive power with respect to 270,606 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(16)This information is based solely on a Schedule 13G dated February 14, 2023, filed with the SEC on February 14, 2023 by Orbis Investment Management Limited (“OIML”) and Orbis Investment Management (U.S.), L.P. (“OIMUS”) reporting their beneficial ownership as of December 31, 2022. The Schedule 13G reports that OIML and OIMUS have sole voting power with respect to 12,215,062 shares and sole dispositive power with respect to 12,215,062 shares. The address for OIML is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The address for OIMUS is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111, USA.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving transactions with related persons. Our audit committee charter provides that our audit committee shall review and approve in advance any related person transactions. Our Board has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Since the beginning of our last fiscal year, there are no transactions, to which we were a party or will be a party, and none are currently proposed, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to the Sunrun Inc., Attention: Investor Relations, 225 Bush Street, Suite 1400, San Francisco, CA 94104 or by telephone at (415) 510-4833. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

OTHER MATTERS
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10‑K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.sunrun.com under “Investors – Filings & Financials” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sunrun Inc., Attention: Investor Relations, 225 Bush Street, Suite 1400, San Francisco, California 94104.
*    *    *
The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California
April __, 2023

ANNEX A

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUNRUN INC.

Sunrun Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The Corporation was originally incorporated under the name of SunRun Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 20, 2008. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 10, 2015.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation’s annual meeting of the stockholders.

THIRD: On _______, 2023 the Corporation’s annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (“DGCL”), at which meeting the necessary number of shares as required by statute and the Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

FOURTH: Sections C and D of Article V of the Amended and Restated Certificate of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

C. Election of Directors. Until the election of directors at the annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”) to be held in 2026, the directors, other than any who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three (3) classes as nearly equal in size as practicable, designated Class I, Class II and Class III. Each director elected at or prior to the 2023 Annual Meeting shall serve for a term expiring on the date of the third Annual Meeting following the Annual Meeting at which director was elected. Each director elected at the 2024 Annual Meeting shall be elected for a term expiring at the 2026 Annual Meeting. Each director elected at the 2025 Annual Meeting shall be elected for a term expiring at the 2026 Annual Meeting. Commencing at the 2026 Annual Meeting and at each Annual Meeting thereafter, subject to the special rights of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall no longer be classified and all directors of the Corporation shall be elected annually and shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation or removal.

D. Removal; Vacancies. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, until the 2026 Annual Meeting, any director may be removed from office by the stockholders of the Corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. Until the 2026 Annual Meeting, a person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified. From and after the 2026 Annual Meeting, any director may be removed from office by the stockholders of the Corporation with or without cause. From and after the 2026 Annual Meeting, a person elected to fill a vacancy or newly created directorship shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

FIFTH: The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

****

IN WITNESS WHEREOF, Sunrun Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of _______, 2023.

SUNRUN, INC.

By:
Mary Powell
Chief Executive Officer

ANNEX B

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUNRUN INC.

Sunrun Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The Corporation was originally incorporated under the name of SunRun Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 20, 2008. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 10, 2015.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation’s annual meeting of the stockholders.

THIRD: On _______, 2023 the Corporation’s annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (“DGCL”), at which meeting the necessary number of shares as required by statute and the Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

FOURTH: Article IX of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTH: The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Sunrun Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of _______, 2023.

SUNRUN, INC.

By:
Mary Powell
Chief Executive Officer

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

SUNRUN

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RUN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08366-P82250 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNRUN INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Leslie Dach
02) Edward Fenster
03) Mary Powell

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	☐	☐	☐
3. Advisory proposal of the compensation of our named executive officers ("Say-on-Pay").	☐	☐	☐
4. Approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors.	☐	☐	☐
5. Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

V08367-P82250

SUNRUN INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 1, 2023 at 8:30 a.m. Pacific Time

The undersigned hereby appoints Mary Powell, Danny Abajian and Jeanna Steele, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Sunrun Inc. (the "Company") held of record by the undersigned at the close of business on April 6, 2023, with all powers which the undersigned would possess if present at the 2023 Annual Meeting of Stockholders of the Company to be held on June 1, 2023 at 8:30 a.m. Pacific Time or at any adjournment or postponement thereof. Receipt of the Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement and the 2022 Annual Report is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side